SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Jamba, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2010

Dear Stockholders,

At the start of 2009, we said that turnaround and transformation of the company would be our mission and we put a turnaround plan in place comprised of three key areas of focus. Financial turnaround to keep the organization stable and to establish realistic objectives for 2009 and beyond, strategic turnaround to create a sustainable business model that would provide vision and direction for our efforts, and a functional excellence program to build capabilities that would allow us to execute with excellence and over time help us to become a best-in-class operator. To guide these efforts, we established our BLEND plan, the company’s strategic blueprint for success. We knew that the turnaround of the company would be a multi-year undertaking, but that it would be critical to make substantial progress in our first year. I can report at the close of 2009, that we did make excellent progress on all of our commitments.

Financially, the objectives we set out to achieve were met or exceeded. We eliminated our long-term debt and our focus on financial discipline and cost management resulted in improvement of many of our key financial metrics. We began a strategic expansion of the business model to move the company from a made-to-order smoothie company to a healthy, active lifestyle brand with a broad menu of food and beverages, with a stream of licensed consumer products, with a commitment to franchising that will accelerate our growth, and with a push into non-traditional sites, such as airports and universities, that will add both new customers and new geography. And functionally, we had success in such key areas as marketing, where we launched our largest and most positive effort ever this fall, our Feel Good campaign, in product development, where we launched one of our most successful new products, hot oatmeal, which added both food and a new day part, and in operations, where we introduced new scheduling, new technology and a renewed focus on customer service excellence.

In 2010, we expect to post additional gains in our cost savings efforts as we continue to refine our business model to further reduce expenses. The financial discipline and management that we demonstrated in 2009 will continue throughout 2010 as we remain focused on improving our performance. We will focus on reinforcing our messaging as a leading health and wellness brand through the expansion of our food and beverage offerings across all day-parts and on delivering relevant and targeted promotional activities to drive traffic, trial, awareness, and loyalty among both existing and new customers. We will also continue to seek opportunities to extend the Jamba brand and maximize revenue by leveraging the brand in new and complementary consumer packaged product categories. We expect to complete our refranchising initiative, open new franchised stores, and enter an international market in 2010.

Overall, I am very pleased with our accomplishments in 2009. We have implemented a series of cost saving and expense reduction initiatives aimed at stabilizing Jamba’s financial position, we have implemented a new strategy that will help to transform Jamba and create a sustainable business model for advantaged growth, and we have laid the foundation in functional excellence from which we intend develop a world class organization. With the groundwork complete in 2009, I’m confident we will deliver significantly improved performance in 2010.

We appreciate your continued support of our Company and hope you share in our excitement about the future of Jamba Juice.

Sincerely,

James D. White

President and Chief Executive Officer

April 1, 2010

TO THE STOCKHOLDERS OF

JAMBA, INC.:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Jamba, Inc. (the “Company”) on May 20, 2010, at 8:00 a.m. local time, which will be held at the Company’s principal offices, located at 6475 Christie Avenue, Suite 150, Emeryville, CA 94608.

Details of business to be conducted at the Annual Meeting are described in the Notice of Annual Meeting of Stockholders and Proxy Statement. At the Annual Meeting, the Company will present a report on its operations during the past year and respond to questions from stockholders. Accompanying this Proxy Statement is the Company’s 2009 Annual Report to Stockholders.

The Company is pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 1, 2010, you were provided with a Notice of Internet Availability of Proxy Materials (“Notice”) and provided access to our proxy materials over the Internet. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope that you will attend the Annual Meeting. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone, by Internet or, if you have received a paper copy of your proxy materials by mail, by completing, signing, dating and returning your proxy card in the envelope provided.

Sincerely yours,

JAMES D. WHITE

President and Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy by telephone, the Internet or by mail in order to ensure the presence of a quorum. If you attend the meeting and do not hold your shares through an account with a brokerage firm, bank or other nominee, you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares and revoke your vote, if necessary.

JAMBA, INC.

6475 Christie Avenue, Suite 150

Emeryville, California 94608

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 20, 2010

Dear Stockholder:

You are invited to attend the 2010 Annual Meeting of Stockholders of Jamba, Inc., a Delaware corporation (the “Company”) (the “Annual Meeting”), which will be held at the Company’s principal offices located at 6475 Christie Avenue, Suite 150, Emeryville, CA 94608 on May 20, 2010, at 8:00 a.m. local time, for the following purposes:

1. To elect our four nominees as directors to serve until the next Annual Meeting and until their successors have been elected and qualified.

2. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2010.

3. To approve our 2006 Employee, Director and Consultant Stock Plan, as amended, to change the authorized aggregate number of shares issuable under the plan from 5,000,000 to 8,000,000 and to make certain other changes as described herein.

4. To approve the adoption of our 2010 Employee Stock Purchase Plan and to authorize an aggregate of 3,000,000 shares issuable under the plan.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 25, 2010 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at our principal offices located at 6475 Christie Avenue, Suite 150, Emeryville, CA 94608.

By Order of the Board of Directors,

MICHAEL W. FOX

Secretary

Emeryville, California

April 1, 2010

IMPORTANT: Please vote and submit your proxy by telephone, the Internet or, if you have received a paper copy of the proxy materials by mail, by completing and promptly mailing your proxy card in the postage-paid envelope provided to assure that your shares are represented at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2010

This Proxy Statement relating to the 2010 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 29, 2009 are available at www.proxyvote.com.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the Board of Directors of Jamba, Inc., a Delaware corporation (“Jamba,” “Company,” “we,” “us,” and “our”), for use at its 2010 Annual Meeting of Stockholders to be held on May 20, 2010, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy are being made available to stockholders on or about April 1, 2010.

SOLICITATION AND VOTING

Voting Securities. Only stockholders of record as of the close of business on March 25, 2010 (the “Record Date”) will be entitled to vote at the meeting and any postponement or adjournment thereof. As of the Record Date, there were 55,158,961 shares of common stock of the Company (the “Common Stock”) outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. As of the Record Date, there were 150,450 shares of Series B-1 Preferred Stock (“the Series B-1 Preferred”) outstanding and 131,087 shares of Series B-2 Preferred Stock (the “Series B-2 Preferred”) outstanding. By virtue of their ownership, and as permitted under our Certificate of Designation, Preferences and Rights of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock (the “Certificate of Designation”), the holders of Series B-1 Preferred are entitled to elect, voting as a separate class, two directors to our Board (the “Series B-1 Directors”) and the holders of Series B-2 Preferred are entitled to elect, voting as a separate class, one director to our Board (the “Series B-2 Director”). The holders of our Series B-1 Preferred have indicated their intent to re-elect Andrew R. Heyer and Beth Bronner as the Series B-1 Directors. The holders of our Series B-2 Preferred have indicated their intent to re-elect Michael Serruya as the Series B-2 Director. The holders of the Series B-1 Preferred and Series B-2 Preferred are entitled to vote together with the holders of our Common Stock on all other matters submitted to a vote.

Each stockholder of record as of the Record Date is entitled to one vote for each share of Common Stock held by him or her, 100 votes for each share of Series B-1 Preferred held by him or her, or 100 votes for each share of Series B-2 Preferred held by him or her. Our Bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Restated Certificate”). Our current Restated Certificate does not have any other requirements for a quorum of the stockholders. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of selection of auditors. Non-routine matters include the election of directors and amendments to or adoptions of stock plans.

Solicitation of Proxies. We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our employees, officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies. Stockholders whose shares are registered in their own names may vote (1) by returning a proxy card, (2) via the Internet at www.proxyvote.com, or (3) by telephone at 1-800-690-6903. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth in the notice by mail described below or, if you receive a paper copy of the proxy materials, on the proxy card provided.

“Notice and Access” Model. The SEC has adopted amendments to the proxy rules that change how companies must provide proxy materials. These new rules are often referred to as “notice and access.” Under the notice and access model, a company may select either of the following options for making proxy materials available to stockholders: (i) the full set delivery option; or (ii) the notice only option. A company may use a single method for all its stockholders, or use full set delivery for some while adopting the notice only option for others. We must comply with these new rules in connection with our 2010 Annual Meeting.

Under the full set delivery option a company delivers all proxy materials to its stockholders as it would have done prior to the change in the rules. This can be by mail or, if a stockholder has previously agreed, electronically. In addition to delivering proxy materials to stockholders, the company must now post all proxy materials on a publicly-accessible web site (other than the SEC’s web site) and provide information to stockholders about how to access that web site and the hosted materials.

Under the notice only option, a company must post all of its proxy materials on a publicly accessible web site. However, instead of delivering its proxy materials to stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Materials” which outlines (i) information regarding the date and time of the meeting of stockholders as well as the items to be considered at the meeting; (ii) information regarding the web site where the proxy materials are posted; and (iii) various means by which a stockholder can request paper or email copies of the proxy materials. In connection with our 2010 Annual Meeting, we have elected to use the notice only option. Accordingly, you should have received a notice by mail instructing you how to access proxy materials at http://www.proxyvote.com and providing you with a control number you can use to vote your shares. You may request that the Company deliver paper copies of the proxy materials as well.

All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder whose shares are registered in their own name has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. If you hold shares in street name, through a bank, broker or other nominee, please contact the bank, broker or other nominee to revoke your proxy.

Annual Meeting Attendance

You are entitled to attend the Annual Meeting only if you were a Company stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner through a broker, bank, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or other similar evidence of ownership. In addition, the Notice will serve as proof of stock ownership as of the Record Date.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

In accordance with the Company’s bylaws (the “Bylaws”), the board of directors of the Company (hereinafter referred to as the “Board” or the “Board of Directors”) has currently set the size of the Board at eleven members and there are currently ten members serving, with one vacancy. The terms of the current directors expire upon the election and qualification of the directors to be elected at the Annual Meeting. The Board has nominated four of our current directors for re-election at the Annual Meeting to serve until the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Steven R. Berrard, Thomas C. Byrne and Ramon Martin-Busutil have not been nominated for re-election but will continue to serve through the end of their current terms. The holders of our Series B-1 Preferred, voting as a separate class, will elect two additional directors and the holders of our Series B-2 Preferred, voting as a separate class, will elect one additional director. Upon the expiration of the terms of the current directors, the size of the Board will be reduced to seven. Set forth below is information regarding the nominees to the Board for election as a director.

Each nominee has agreed to be named in this proxy statement and to serve if elected. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate such an occurrence), the proxies may be voted for such substitute nominee(s) as we may designate.

If a quorum is present and voting, each of the four nominees receiving a higher number of votes cast “for” such nominee than “against” such nominee will be elected. Proxies cannot be voted for more than four nominees. Abstentions, “broker non-votes” and withheld votes will have no effect on the outcome of the vote. Under our Bylaws, if an incumbent director standing for re-election is not re-elected, the director shall tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject such director’s resignation. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its ultimate decision, may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the Board’s decision with respect to his or her resignation.

If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or may decrease the size of the Board as permitted by our Bylaws.

The four nominees to the Board to serve until the next Annual Meeting and until their successors have been duly elected and qualified are as follows:

Name	Age	Director Since
James D. White	49	2008
Lesley H. Howe	65	2007
Richard L. Federico	55	2006
Brian Swette	56	2006

As permitted under our Certificate of Designation, the holders of our Series B-1 Preferred have indicated their intent to re-elect Andrew R. Heyer and Beth Bronner as the Series B-1 Directors and the holders of our Series B-2 Preferred have indicated their intent to re-elect Michael Serruya as the Series B-2 Director, in each case to serve on the Board until the next Annual Meeting and until their successors have been duly elected and qualified. Their respective ages and dates of prior service on the Board are as follows:

Name	Age	Director Since
Beth Bronner	58	2009
Andrew R. Heyer	52	2009
Michael Serruya	45	2009

The principal occupations and qualifications of each of the four nominees for director and the directors elected by the holders of our Series B-1 Preferred and our Series B-2 Preferred are as follows. There are no family relationships among any of our directors or executive officers.

JAMES D. WHITE has served as a member of our Board of Directors and our President and Chief Executive Officer since December 2008. Previously, Mr. White was Senior Vice President of Consumer Brands for Safeway, Inc. with responsibility for brand strategy, innovation, manufacturing and commercial sales from 2005 to 2008. Prior to Safeway, Mr. White was Senior Vice President of Business Development, North America at the Gillette Company, where his responsibilities included centralized marketing, sales, retail execution, marketing planning and Canadian operations from 2002 to 2005. Mr. White also held executive and management roles with Nestlé Purina from 1987 to 2005, including Vice President, Customer Interface Group from 1999 to 2002, and Vice President, Customer Development East from 1997 to 1999.

Mr. White has been appointed Chairman of the Board effective upon his re-election to the Board at the Annual Meeting. Mr. White’s position as our President and Chief Executive Officer and his extensive consumer products and senior management experience make him particularly qualified for service on our Board.

LESLEY H. HOWE has been a member of our Board of Directors since December 2007. Mr. Howe has over 40 years of financial and management experience, spending more than 30 years with the international accounting firm of KPMG LLP, where he was a senior partner and from 1994-1997 served as Area Managing Partner for the Los Angeles office. He served as CEO of Consumer Networks LLC, a San Diego-based internet marketing and promotions company from 2001 until its sale in 2007. Mr. Howe is a member of the board of directors of P.F. Chang’s China Bistro Inc., NuVasive, Inc., Volcano Corporation and a privately held corporation.

Mr. Howe has been appointed Lead Director effective upon his re-election to the Board at the Annual Meeting. The Lead Director will chair executive sessions of Jamba’s independent directors and has the authority to call such sessions. The Lead Director will also participate in the preparation of agendas and schedules for meetings of the Board, coordinate with the Chairman regarding the flow of information to the directors, serve as a liaison between the independent directors and management, and chair meetings of the Board in the Chairman’s absence. Mr. Howe’s extensive experience in public accounting and his financial expertise make him particularly qualified for service on our Board and Audit Committee of the Board.

RICHARD L. FEDERICO has been a member of our Board of Directors since November 2006. Mr. Federico had previously served as a director of Jamba Juice Company from October 2004 to November 2006. Since September 1997, Mr. Federico has been the Chief Executive Officer of P.F. Chang’s China Bistro Inc. and a Director of P.F. Chang’s China Bistro Inc. since February 1996. In December 2000, Mr. Federico was named Chairman of the Board of P.F. Chang’s China Bistro Inc. From February 1989 to January 1996, Mr. Federico served as President of the Italian Concepts division of Brinker International, Inc., where he was responsible for concept development and operations. Mr. Federico’s business acumen and experience in leading a successful publicly-held restaurant concept make him particularly qualified for service on our Board, our Nominating and Corporate Governance Committee and our Audit Committee of the Board.

BRIAN SWETTE has been a member of our Board of Directors since November 2006. Mr. Swette has served as a board member of Burger King Corporation since 2002. He is also an investor and board member in Madison Road Entertainment, CBL Partners, FRS Company, Care.com and Shutterfly. Mr. Swette served in several capacities at eBay from 1998 through the end of 2002, including Chief Operating Officer and Vice President of Marketing. He led eBay’s penetration into international markets, oversaw the development of its marketing, managed the implementation of its fixed-price strategy and chartered a course into new business categories such as automotive and business-to-business. Prior to eBay, Mr. Swette was Executive Vice President and Chief Marketing Officer of Pepsi-Cola where he was one of the architects of Pepsi’s move into the water, tea, coffee and juice categories. Prior to Pepsi-Cola, Mr. Swette spent four years as a Brand Manager at Procter & Gamble. Mr. Swette is a Trustee of Arizona State University, Endeavor.org and The Global Institute of Sustainability. Mr. Swette’s knowledge and expertise on brand and marketing, and his experience on other public company boards of directors, make him particularly qualified for service on our Board and our Compensation and Executive Development Committee and Nominating and Corporate Governance Committee of the Board.

BETH BRONNER has been a member of our Board since June 2009. Ms. Bronner is a Managing Director of Mistral Equity Partners and has served in that capacity since September 2007. Ms. Bronner served as Senior Vice President and Chief Marketing Officer for Jim Beam Brands Worldwide, Inc., from September 2003 to July 2006. From May 2001 to September 2003, Ms. Bronner served as a private consultant and president of a private realty company. She has also previously served in executive roles at ADVO, Inc., Sunbeam Corporation, Citibank, N.A., AT&T Company, Revlon and Haagen-Dazs and has held senior marketing positions across a diverse group of consumer focused product and service industries during her career. Ms. Bronner currently serves on the Board of Directors and chairs the Compensation Committee of Assurant, Inc. Ms. Bronner is also a member of the Board of Directors and the Governance Committee of The Hain Celestial Group, Inc. Previously, Ms. Bronner served on the board of directors and audit committee of Coolbrands International, Inc. from 2003 to 2006. She also currently serves on the boards of several not for profit organizations including The Goodman Theater. Ms. Bronner’s business and management experience in the consumer focused product and services industries makes her particularly qualified for service on our Board.

ANDREW R. HEYER has been a member of our Board of Directors since June 2009. Mr. Heyer is the Chief Executive Officer and a Managing Director of Mistral Capital Management, LLC, a private equity fund. From 2000 to 2007 Mr. Heyer was a Managing Partner of Trimaran Capital Partners, L.L.C., a private equity firm and a member of the Investment Committee of Trimaran Advisors, L.L.C., which is the investment advisor to a series of collateralized loan obligation funds. Mr. Heyer was formerly a vice chairman of CIBC World Markets Corp. and a co-head of the CIBC Argosy Merchant Banking Funds. Mr. Heyer also served on the board of directors and audit committees of Las Vegas Sands and Hain Celestial Group from 2007-2008 and 2007-2009, respectively. Prior to joining CIBC World Markets Corp. in 1995, Mr. Heyer was a founder and Managing Director of The Argosy Group L.P. Before Argosy, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Incorporated and, prior to that, he worked at Shearson / American Express. Mr. Heyer currently serves on the Board of Directors of Charlie Brown’s Acquisition Corp., El Pollo Loco, Inc., Brite Media Group LLC and Village Voice Media, LLC., Shearers Food and Chef Solutions, and he serves on the Board of Overseers of the University of Pennsylvania School Health Systems and is a Member of the Board of Trustees of the University of Pennsylvania. Mr. Heyer’s business, financial and investment experience in the consumer focused product and services industries makes him particularly qualified for service on our Board and Finance Committee of the Board.

MICHAEL SERRUYA has been a member of our Board since June 2009. Mr. Serruya co-founded CoolBrands International Inc. in 1986 and has served as its President and Chief Executive Officer since November 2006. Mr. Serruya was President, Chief Executive Officer and Chairman of Yogen Früz World Wide Incorporated from 1995 to 2000 and has continued serving as the Chairman of Yogen Früz since February 2000. He is also a member of the board of directors and audit committee of Response Genetics, Inc. Mr. Serruya’s experience in leading a quick service restaurant franchise organization, and his licensing and consumer products expertise, make him particularly qualified for service on our Board and Finance Committee of the Board.

Background information on the officers of the Company other than Mr. White can be found in our Annual Report on Form 10-K filed with the SEC on March 10, 2010 under the heading “Executive Officers.”

Recommendations of the Board of Directors

The Board of Directors recommends a vote “FOR” our nominees named above.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that, except for James D. White, each of the director nominees standing for election, and each of the directors intended to be elected by the holders of Series B-1 Preferred and Series B-2 Preferred, has no relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined by the applicable NASDAQ rules and the rules and regulations of the Securities and Exchange Commission (the “SEC”). In determining the independence of our directors, the Board of Directors has adopted the independence standards that mirror the criteria specified by applicable law and regulations of the SEC and the NASDAQ. In making the determination of independence of our non-management directors, the Board of Directors evaluated the independence of Messrs. Heyer and Serruya and Ms. Bronner in connection with past equity transactions with the Company and in the cases of Mr. Heyer and Ms. Bronner it also considered the payment of monitoring fees by the Company to Mistral Capital Management, LLC.

Certain Relationships and Related Transactions

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that Jamba will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Jamba, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

The Company paid $0.1 million to Mistral Capital Management, LLC for monitoring fees pursuant to the securities purchase agreement for the sale of its Series B-1 Preferred. Mistral Capital Management, LLC serves as an investment manager to certain funds who hold shares of the Company’s Series B Preferred. Two members of the Company’s Board of Directors, Andrew R. Heyer and Beth L. Bronner, hold positions as General Partner and Managing Director, respectively, of Mistral Capital Management, LLC. These fees were in addition to the Board fees otherwise payable to Mr. Heyer and Ms. Bronner which were also paid to Mistral Capital Management, LLC.

In January 2009, the Company entered into an agreement with CertiLearn, Inc. (“CertiLearn”) whereby CertiLearn provides certain training materials and services to Jamba Juice. Under the terms of the agreement with CertiLearn, we paid CertiLearn approximately $69,000 for an initial engagement, set up, initial course development and one year of service. We may further engage CertiLearn to develop additional courses at a cost of $3,000 to $10,000 per course, but we do not expect to spend more than $120,000 for services performed by CertiLearn in any twelve month period or $200,000 in any three-year period. CertiLearn is a portfolio company of New River Capital Partners, and, as has been previously disclosed, Messrs. Berrard and Byrne who currently serve on our Board, also serve, respectively, as Managing General Partner and Administrative General Partner of New River Capital Partners. Mr. Byrne also serves as a non-executive Chairman of the Board of CertiLearn for which he does not receive any fees and plays no active role in providing services for CertiLearn.

Other than the foregoing, there were no relationships or related party transactions in the fiscal year ended December 29, 2009 (“Fiscal 2009”) requiring disclosure in this Proxy Statement.

Procedures for Approval of Related Person Transactions

Any request for us to enter into a transaction with an executive officer, director or employee, or any of such persons’ immediate family members or affiliates, must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, our Audit Committee will review each such transaction for potential conflicts of interest or improprieties in a manner consistent with our internal Policy Statement on Related Party Transactions.

Executive Sessions

Non-management directors regularly meet in executive session without management present each time our Board of Directors holds its regularly scheduled meetings.

Committees and Meeting Attendance

The Board of Directors has a standing Audit Committee, a Compensation and Executive Development Committee and a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter adopted by the Board of Directors. Copies of these charters can be obtained on our website by going to http://ir.jambajuice.com and following the “Corporate Governance” link. The Board of Directors held 13 meetings during Fiscal 2009. Each of the standing committees of the Board of Directors held the number of meetings indicated in the table below. During Fiscal 2009, each of our directors except for Brian Swette attended at least 75% of the total number of meetings of the Board of Directors and all of the committees of the Board of Directors held during the period in which such director served. Directors are expected to make every effort to attend our annual meetings of stockholders; seven of the eight directors then serving attended the Company’s last Annual Meeting of Stockholders held on May 8, 2009.

The following table sets forth the three standing committees of the Board of Directors, the current and former members of each committee during Fiscal 2009 and the number of meetings held by each such committee during Fiscal 2009:

Name of Director	Audit	Compensation and Executive Development	Nominating and Corporate Governance
Steven R. Berrard (1)	Member		Member
Thomas C. Byrne	Member	Member
Richard L. Federico (2)	Member		Chair
Robert C. Kagle (3)		Member
Ramon Martin-Busutil (4)		Member	Member
Brian Swette		Chair	Member
Lesley H. Howe	Chair
Andrew R. Heyer
Beth Bronner
Michael Serruya
Number of Meetings:	5	5	4

(1)	Mr. Berrard served on our Audit Committee until April 27, 2009. Mr. Berrard was appointed to our Nominating and Corporate Governance Committee on August 13, 2009.
(2)	Mr. Federico began serving on our Audit Committee on April 27, 2009.
(3)	Mr. Kagle served on our Compensation and Executive Development Committee until his resignation from the Board on August 12, 2009.
(4)	Mr. Martin-Busutil served on our Nominating and Corporate Governance Committee until August 13, 2009, at which time he began serving on our Compensation and Executive Development Committee.

We also have an ad hoc Finance Committee currently composed of Messrs. Martin-Busutil, Byrne, Serruya and Heyer. The ad hoc Finance Committee was constituted to assess proposed refranchising and consumer products licensing transactions and to make recommendations to the Board on whether to approve such transactions.

Audit Committee

The current members of the Audit Committee are Lesley H. Howe (Chair), Richard L. Federico and Thomas C. Byrne.

Each of the members of the Audit Committee is independent for purposes of the applicable NASDAQ rules and the rules and regulations of the SEC as they apply to Audit Committee members.

With the assistance of the Company’s legal counsel, the Nominating and Corporate Governance Committee reviewed the applicable legal standards and criteria to determine “audit committee financial expert” status, as well as the answers to annual questionnaires completed by the Board members. On the basis of this review, the Nominating and Corporate Governance Committee delivered a report to the full Board. The Board made a determination that all current members of the Audit Committee are “audit committee financial experts” based upon the Nominating and Corporate Governance Committee’s report and each Board member’s review of the information made available to the committee.

The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which can be obtained on our website by going to http://ir.jambajuice.com and following the “Corporate Governance” link. As more fully defined in the committee’s charter, the functions of the Audit Committee include retaining our independent registered public accounting firm, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions.

Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately preceding Proposal No. 2.

Compensation and Executive Development Committee

The current members of the Compensation and Executive Development Committee are Brian Swette (Chair), Thomas C. Byrne and Ramon Martin-Busutil. Each of the members of the Compensation and Executive Development Committee is independent for purposes of the applicable NASDAQ rules. The Compensation and Executive Development Committee operates under a written charter approved by the Board of Directors, a copy of which can be obtained on our website by going to http://ir.jambajuice.com and following the “Corporate Governance” link.

As more fully described in the committee’s charter, the primary function of the Compensation and Executive Development Committee is to assist the Board of Directors in managing compensation and development for directors and executives. The Compensation and Executive Development Committee’s primary duties and responsibilities are to (i) set compensation philosophy and determine executive compensation; (ii) ensure that all components of executive compensation are consistent with the Company’s compensation philosophy as in effect from time to time; (iii) evaluate and make recommendations to the Board of Directors on an annual basis concerning compensation of the members of the Board of Directors; and (iv) work with management to devise and execute on an executive development plan and succession planning and practices for the Company. The Compensation and Executive Development Committee’s charter does not provide for any delegation of these duties. In addition, the Compensation and Executive Development Committee has the

authority under its charter to hire outside consultants and conduct such compensation reviews, investigations and/or surveys as the Compensation and Executive Development Committee may reasonably deem will provide such information as could reasonably and properly be required by the Compensation and Executive Development Committee in the exercise of its duties and responsibilities. In Fiscal 2009, the Company engaged a consultant related to executive compensation matters.

In setting compensation for our members of the Board of Directors, our executive officers provide suggestions on the administration of compensation for our directors to the Compensation and Executive Development Committee. For a description of the role our executive officers play in determining or recommending the amount or form of executive compensation, please see the section below entitled “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Executive Development Committee is or has been an officer or employee of the Company during Fiscal 2009. During Fiscal 2009, no member of the Compensation and Executive Development Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During Fiscal 2009, none of the Company’s executive officers served on the Compensation and Executive Development Committee or Board of Directors of another entity any of whose executive officers served on the Company’s Compensation and Executive Development Committee or Board of Directors.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Richard L. Federico (Chair), Steven R. Berrard and Brian Swette.

Each of the members of the Nominating and Corporate Governance Committee is independent for purposes of the applicable NASDAQ rules. The Nominating and Corporate Governance Committee operates under a written charter approved by the Board of Directors, a copy of which can be obtained on our website by going to http://ir.jambajuice.com and following the “Corporate Governance” link. As more fully defined in the committee’s charter, the Nominating and Corporate Governance Committee considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations concerning such candidates, develops corporate governance principles for recommendation to the Board of Directors and oversees the regular evaluation of our directors and management.

Director Nominations

The Board of Directors has adopted a Director Qualifications and Nominations Policy, the purpose of which is to describe the process by which candidates for possible inclusion in the Company’s slate of director nominees are selected. The Director Qualifications and Nominations Policy is administered by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee annually evaluates the current members of the Board of Directors whose terms are expiring and who are willing to continue in service against the criteria set forth below in determining whether to recommend these directors for election. The Nominating and Corporate Governance Committee regularly assesses the optimum size of the Board of Directors and its committees and the needs of the Board of Directors for various skills, background and business experience in determining if the Board of Directors requires additional candidates for nomination. While the Nominating and Corporate Governance Committee does not have a formal policy on diversity with regard to consideration of director nominees, the Nominating and Corporate Governance Committee considers diversity in its selection of nominees and seeks to have a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.

In fulfilling its responsibilities, the Nominating and Corporate Governance Committee considers, among other things, the following factors in reviewing possible candidates for nomination as director:

•	the appropriate size of the Company’s Board of Directors and its Committees;

•	the perceived needs of the Board of Directors for particular skills, background and business experience;

•

the skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board of Directors;

•	nominees’ independence from management;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

Candidates for nomination as director come to the attention of the Nominating and Corporate Governance Committee from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the Nominating and Corporate Governance Committee at any point during the year. Such candidates are evaluated against the criteria set forth above. If the Nominating and Corporate Governance Committee believes at any time that it is desirable that the Board of Directors consider additional candidates for nomination, the Nominating and Corporate Governance Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the Nominating and Corporate Governance Committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates.

The Nominating and Corporate Governance Committee will evaluate any recommendation for director nominee proposed by a stockholder. In order to be so evaluated, any recommendation for director nominee submitted by a stockholder must be sent in writing to the Corporate Secretary, Jamba, Inc., 6475 Christie Avenue, Suite 150, Emeryville, CA 94608, 120 days prior to the anniversary of the date proxy statements were released to stockholders in connection with the prior year’s annual meeting of stockholders and must contain the following information:

•	the candidate’s name, age, contact information and present principal occupation or employment; and

•

a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director.

All directors and director nominees must submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will evaluate incumbent directors, as well as candidates for director nominee submitted by directors, management and stockholders consistently using the criteria stated in its policy and will select the nominees that in the Nominating and Corporate Governance Committee’s judgment best suit the needs of the Board of Directors at that time.

In addition, our Bylaws permit stockholders to nominate directors for consideration at annual meetings, provided the advance notice requirements set forth in our Bylaws have been properly met.

Communications with Directors

Stockholders may communicate with any and all members of our Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Chairman, for a communication addressed to the entire Board of Directors) at the following address and fax number:

Name of the Director(s)

c/o Corporate Secretary

Jamba, Inc.

6475 Christie Avenue, Suite 150

Emeryville, CA 94608

Fax: (510) 653-0643

Communications from our stockholders to one or more directors will be collected and organized by our Corporate Secretary under procedures approved by our independent directors. The Corporate Secretary will forward all communications to the Chairman of the Board of Directors, or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may, in his or her discretion, forward only representative correspondence.

The Chairman of the Board of Directors will determine whether any communication addressed to the entire Board of Directors should be properly addressed by the entire Board of Directors or a committee thereof. If a communication is sent to the Board of Directors or a Committee, the Chairman of the Board, or the Chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response will be coordinated with our General Counsel.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of its employees, including the Chief Executive Officer, Chief Financial Officer and Controller. The Code of Business Conduct and Ethics can be obtained on the Company’s website by going to http://ir.jambajuice.com and following the “Corporate Governance” link. The Company intends to post on its website any amendments to or waivers of the Company’s Code of Business Conduct and Ethics. The information contained on the Company’s website is not part of this document.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that address the composition of the Board of Directors, criteria for membership on the Board of Directors and other Board of Directors governance matters. These guidelines can be obtained on our website by going to http://ir.jambajuice.com and following the “Corporate Governance” link. A printed copy of the guidelines may also be obtained by any stockholder upon request in writing to Jamba, Inc., c/o ICR, Inc., 441 Lexington Avenue, 4th Floor, New York, NY, by emailing investors@jambajuice.com, or by telephoning (203) 682-8200.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company’s Board of Directors is composed of three members and acts under a written charter adopted and approved by the Board of Directors in 2006. The members of the Audit Committee are independent as defined by its charter, the NASDAQ Global Market listing standards and the Securities Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 29, 2009 with management, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with KPMG LLP, the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The independent registered public accounting firm also provided the Audit Committee with the written disclosures required by applicable professional and regulatory standards relating to KPMG’s independence from the Company, including the Public Company Accounting Oversight Board pertaining to the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also reviewed and pre-approved all fees paid to the independent registered public accountants and considered whether KPMG’s provision of non-audit services to the Company was compatible with the independence of the independent registered public accountants. The Audit Committee concluded that the independent registered public accountants are independent from the Company and its management.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors, and the Board approved, that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 29, 2009 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Lesley H. Howe, Chairman

Thomas C. Byrne

Richard L. Federico

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board of Directors requests that stockholders ratify the selection of KPMG LLP as its independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 28, 2010 (“Fiscal 2010”). KPMG LLP audited the consolidated financial statements of the Company and management’s report for Fiscal 2009 and Fiscal 2008.

A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions. At the Annual Meeting, the stockholders are being asked to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2010. If the selection of KPMG LLP as auditors for 2010 is not approved by stockholders, the adverse vote will be considered by the Audit Committee in its decision to retain KPMG as auditors for 2010. Even if this selection is ratified, the Audit Committee, in its discretion, may direct the engagement of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Prior to July 10, 2008, Deloitte & Touche, LLP acted as our independent registered public accounting firm since its appointment in the fiscal years ended January 9, 2007 (“Fiscal 2006”) and January 1, 2008 (“Fiscal 2007”). The reports of Deloitte & Touche, LLP on the Company’s financial statements for Fiscal 2006 and Fiscal 2007 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The Company’s Board of Directors recommended and approved the decision to change independent registered public accounting firms.

In connection with the audit of the Company’s financial statements for Fiscal 2006, Fiscal 2007 and through July 10, 2008, there were no disagreements with Deloitte & Touche, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, LLP, would have caused it to make reference to the subject matter of such disagreements in connection with its audit report. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K except that as of the end of fiscal 2006 (year ended January 9, 2007), the Company’s disclosure controls and procedures were not effective due to the existence of a material weakness related to the accounting for large, complex, non routine transactions, as more fully described in the Company’s Annual Report on Form 10-K for Fiscal 2006. As of the end of Fiscal 2007 management concluded that the Company’s internal control over financial reporting was effective.

The Company gave permission to Deloitte & Touche, LLP to respond fully to the inquiries of the successor auditor, including concerning the subject matter of this reportable event. The Company requested that Deloitte & Touche, LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated July 15, 2008, is filed as Exhibit 16.1 to the current report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2008.

Fees for Professional Services

The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 29, 2009 (“Fiscal 2009”) and fiscal year ended December 30, 2008 (“Fiscal 2008”) by its independent registered public accounting firm, KPMG LLP and for Fiscal 2009 and Fiscal 2008 by its former independent registered public accounting firm, Deloitte & Touche, LLP:

	December 29, 2009 (52 weeks)	December 30, 2008 (52 weeks)
Audit Fees (1)	$741,000	$1,111,675
Audit-Related Fees (2)	31,735	40,760
Tax Fees (3)	97,321	50,000
All Other Fees	-0-	-0-

Total Fees	$870,056	$1,202,435

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements. For Fiscal 2009 and Fiscal 2008, professional services provided by KPMG LLP was $721,500 and $788,000 respectively. For Fiscal 2009 and Fiscal 2008, professional services provided by Deloitte & Touche LLP were $19,500 and $323,675 respectively.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” For Fiscal 2009 Audit-Related Fees include $17,310 for services performed by Deloitte & Touche LLP and $14,425 for services performed by KPMG LLP. Audit-Related Fees in Fiscal 2008 include fees for services performed by Deloitte & Touche LLP related to the review of the Company’s Franchise Disclosure Document.
(3)	Tax Fees consist of $97,321 and $50,000 for services performed by KPMG LLP for Fiscal 2009 and Fiscal 2008, respectively.

The Audit Committee has considered whether the provisions of services described in the table above are compatible with maintaining auditor independence. Each of the permitted non-auditing services described above has been pre-approved by the Audit Committee. Unless a type of service has received general pre-approval, it will require separate pre-approval by the Audit Committee. Each pre-approval term lasts for at least 12 months until the first regularly scheduled Audit Committee meeting. The Audit Committee has delegated its pre-approval authority to its Chairman, provided the Chairman reports any pre-approval decisions to the full Audit Committee at its next regularly scheduled meeting.

Vote Required and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

The Board of Directors recommends a vote FOR the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2010.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following discussion and analysis is intended to provide an explanation of our compensation program relating to Fiscal 2009, with particular focus on our Chief Executive Officer (“CEO”) and the other executives named in the “2009 Summary Compensation Table” that follows this discussion (herein referred to as the “Named Executive Officers”). The discussion includes our compensation philosophy and the program’s objectives, the elements of compensation used to pay our executives, and historical information regarding how our program has developed and how that relates to how our executive officers were compensated for fiscal 2009 and are currently compensated.

The end of Fiscal 2009 marked the completion of the first full fiscal year with our new CEO, James D. White, and with a new executive management team vested with enhanced responsibilities. At the beginning of Fiscal 2009, we set out to evolve the Jamba Juice brand and implement our new strategic priorities, which we call our BLEND Plan. The key strategic priorities of our BLEND Plan include:

•	building a customer first, operationally focused service culture;

•	building a retail food capability across all four day parts (breakfast, lunch, afternoon, and dinner);

•	accelerating the development of franchise and non-traditional stores;

•	building a consumer products growth platform; and

•	continuing to implement a disciplined expense reduction plan.

Efforts undertaken in connection with our BLEND Plan led us to start the process of evaluating and adjusting our annual and long-term incentive compensation programs to reward employees, including our Named Executive Officers, for achievements which support our BLEND Plan and the attainment of business and financial measures that enhance stockholder value.

As will be described below, in Fiscal 2009 we did not finalize any ongoing annual and long-term incentive programs, but we did begin to identify components of what such programs might look like in the future. During Fiscal 2009, the Compensation and Executive Development Committee adopted various compensation strategies to motivate employees to successfully execute on our BLEND Plan initiatives and improve the Company’s liquidity and financial performance, and to do so in an adverse business environment which resulted in challenging, though improving, overall business results.

Compensation and Executive Development Committee

Our Compensation and Executive Development Committee has the responsibility for establishing, implementing and monitoring our compensation philosophy and programs. The committee determines compensation for our executives, including annual base salary compensation, cash bonus payments, equity awards and all other compensation and compensation procedures applicable to our Named Executive Officers.

Role of Senior Management and Consultant in Compensation Decisions

While the Compensation and Executive Development Committee does not delegate any of its functions to others in setting compensation, several members of senior management participate in the committee’s executive compensation process. For example, the Compensation and Executive Development Committee takes into consideration recommendations of our CEO, based on performance reviews he conducts with each of the executive officers, including the Named Executive Officers. Mr. White does not participate in discussions regarding his own compensation.

Historically, the committee has retained compensation consultants to assist it in its review of Named Executive Officer compensation. The Compensation and Executive Development Committee has used the findings and recommendations of compensation consultants to help ensure that management’s compensation recommendations are in line with the Company’s priorities and to properly incentivize actions that improve Company performance and are reasonable when compared to the market for executive talent. In addition, the committee believes that the engagement of an independent consultant from time to time helps enhance the overall independence of the committee’s decision-making. As will be discussed below, in Fiscal 2009, the committee engaged Frederic W. Cook and Company as a consultant. The Compensation and Executive Development Committee intends to continue retaining the services of third party executive compensation specialists from time to time, as the committee deems necessary or helpful, in connection with the establishment of cash and equity compensation.

Objectives and Components of Our Executive Compensation Program

The primary objective of our executive compensation program is to attract and retain qualified executives who are results oriented, engaged and passionate about our brand and are able to help us execute our BLEND Plan. The ability to embrace our mission and culture are also important components in driving these results.

As a result of our revitalization efforts in Fiscal 2009, the primary objective of our executive compensation program was to incentivize financial performance. As our Fiscal 2009 revitalization efforts begin to bear fruit in Fiscal 2010, we intend to align our compensation programs to incentivize achievement of performance goals consistent with our BLEND Plan. We are designing our compensation programs to provide a mix of fixed compensation and short-term and long-term incentive awards tied to the achievement of specific business objectives and corporate financial goals (both short-term and long-term), as well as the executive’s individual performance. We strive to continue to be competitive in a challenging economic environment, with the ultimate objective of improving stockholder value. In addition, we work to ensure that our compensation program is perceived as fundamentally fair to all stockholders.

CEO Compensation

On December 1, 2008, James D. White joined the Company as President and CEO. In connection with Mr. White’s employment, we entered into a three-year employment agreement with Mr. White. Pursuant to the terms of his employment agreement, Mr. White is entitled to, among other things, an initial annual base salary of $550,000 and an annual performance bonus of up to 100% of his base salary then in effect based on targets established by the Board or the Compensation and Executive Development Committee. Upon his hiring, Mr. White was also granted an option to purchase up to 1,500,000 shares of the Company’s common stock. For additional information concerning Mr. White’s employment agreement, including amounts payable upon termination of employment, see “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

In establishing the objectives and elements of Mr. White’s bonus plan for Fiscal 2009 under the terms of his employment agreement, the Compensation and Executive Development Committee set business and financial objectives for Mr. White that were consistent with our BLEND Plan with a goal of revitalizing the Company and maximizing the Company’s financial performance and stockholder value through Mr. White’s leadership.

While the committee was pleased with Mr. White’s leadership in Fiscal 2009, and the overall improvements to our business results from his leadership, it approved a bonus of $137,500, or 25% of Mr. White’s base salary, following a review of the achievements against the business and financial objectives initially laid out for his bonus. Those objectives were the achievement of an EBITDA threshold (representing 70% of total bonus opportunity), improvement of the Company’s long-term liquidity position through recapitalization (representing 15% of total bonus opportunity), and the successful implementation and execution of the BLEND Plan initiatives in fiscal 2009 (representing 15% of total bonus opportunity). That bonus was paid in March 2010.

Elements of Our Compensation Programs, Why We Chose Each Element and How We Chose the Amount for Each Element

The compensation program for our executives consists of the following elements:

•	Base Salary;

•	Non-Equity Incentive Compensation;

•	Equity Based Compensation; and

•	General Team Member Benefits.

The exact base pay, cash incentive bonus targets and equity grant amounts are chosen in an attempt to attract and retain the best people available that possess the skills necessary to help us achieve the objectives set forth under our BLEND Plan. We also believe that achieving our goals for each of these objectives will best build stockholder value. In Fiscal 2009, for the Named Executive Officers other than Mr. White, the Compensation and Executive Development Committee did not adhere to a prescribed mix or allocation of compensation elements, but rather used its judgment to establish a total compensation program that rewarded executives in a manner consistent with the objectives under our BLEND Plan while providing them with competitive total compensation.

Base Salary

Base salary is the fixed portion of executive pay and is set to reward an individual’s current contributions to the Company and to compensate them for their expected day-to-day performance. The committee determines annual base salary levels for executives on an annual basis. Increases in salaries are generally based on both individual performance and our merit increase budget for the year. Other factors that may influence setting of, or changes in, base salary levels include total company performance, the executive’s experience, responsibilities, management abilities and job performance, current market conditions and analysis of competitive salaries payable for similar positions at other comparable companies. Salary increases may also be awarded in connection with an individual’s promotion to a new role. Based on the current economic environment and our fiscal goals for 2009, no salary increases were given to our Named Executive Officers for Fiscal 2009.

In October 2008, we entered into employment agreements with each of our Named Executive Officers other than Mr. White, with whom we entered into an agreement upon his hiring. Each employment agreement reflects the Named Executive Officer’s initial base salary and provides that the Compensation and Executive Development Committee may determine future adjustments to those base salaries. However, no decrease may be made in the Named Executive Officer’s base salary without his or her consent unless the annual salaries of all other executive officers are proportionately decreased. For additional information concerning these employment agreements, including amounts payable upon termination of employment, see “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

At the time we entered into these employment agreements, we had experienced significant changes in our executive management team, including the departure of our chief executive officer, chief financial officer, head of operations, and head of development. A permanent CEO had not been identified, and these Named Executive Officers had been internally promoted and had their responsibilities increased as the Company commenced significant cost-cutting measures and began implementing its new strategic priorities to help turn the company around. The intent at that time was to give the Named Executive Officers some level of comfort and certainty in light of changes occurring at the Company during that time and to attempt to put them in a position where they were receiving compensation commensurate with their newly increased responsibilities.

Non-Equity Incentive Compensation

We believe that non-equity incentive compensation in the form of a cash incentive bonus is an important factor in motivating our management team as a whole, and individual executives, in particular, to perform at their highest level toward achievement of the objectives set forth in our BLEND Plan.

During the course of Fiscal 2009, the Compensation and Executive Development Committee considered the establishment of a new non-equity incentive compensation plan that was consistent with our compensation objectives and otherwise in the best interests of the Company’s stockholders. On May 7, 2009, the Compensation and Executive Development Committee approved a 2009 fiscal year Performance Bonus Program for employees, including our Named Executive Officers, based out of the Company’s corporate headquarters (the “2009 Performance Bonus Program”).

Under the 2009 Performance Bonus Program, the Compensation and Executive Development Committee established guidelines for an annual cash bonus pool that may be paid for fiscal year 2009. Under the program, bonuses were to be earned upon the Company’s achievement of a minimum positive Fiscal 2009 adjusted “EBITDA” target that was set by the Compensation and Executive Development Committee. If the target was achieved in Fiscal 2009, the bonus pool to be allocated among all the program participants would have been approximately $300,000. If the minimum target was not achieved in Fiscal 2009, the bonus pool was to be zero and no cash bonus awards would be paid under the 2009 Performance Bonus Program. If the target was exceeded to a number that reflected the Company’s maximum projected adjusted “EBITDA,” the total bonus pool would have increased on a sliding scale up to a maximum estimated bonus pool of approximately $1.0 million. The Compensation and Executive Development Committee also authorized a separate bonus pool based on the same adjusted “EBITDA” targets to be allocated and awarded to program participants at the sole discretion of our CEO. The total bonus pool of this separate discretionary bonus pool was to be approximately $75,000 if the target was achieved and, if the target was exceeded, would have increased on a sliding scale up to a maximum bonus pool of approximately $290,000. Payment of the bonus for any program participant was to be contingent upon continued employment with the Company through the time the bonus amount was determined and paid during the first fiscal quarter in 2010.

The adjusted EBITDA targets set forth by the Compensation and Executive Development Committee pursuant to the 2009 Performance Bonus Program were not met and therefore no payments were made to any employee under this plan.

Long-Term Equity Compensation

Our 2006 Employee, Director and Consultant Stock Plan

Each of our executive officers is also eligible to receive stock option grants, stock awards and restricted stock units under our 2006 Employee, Director, and Consultant Stock Plan (the “2006 Stock Plan”) based on his or her individual performance and contributions to our success. We believe that through our 2006 Stock Plan, the economic interests of our team members, including our executives, are more closely aligned to those of the stockholders.

Pursuant to the terms of our 2006 Stock Plan, all grants of stock options, stock awards and restricted stock units under the plan are generally made effective three trading days after each of our quarterly public earnings releases. This applies to all of our employees, including our executive officers. The exercise price of stock options is the closing or last quoted price on the date of actual stock option grant, which we believe reflects fair market value after all public disclosures. If the Board of Directors or the Compensation and Executive Development Committee determines that special circumstances exist, including the existence of material information not yet publicly-disclosed, a different grant date for a particular stock option grant, stock award or restricted stock unit grant may be selected.

The Compensation and Executive Development Committee individually approves all stock option grants, stock awards and restricted stock unit awards to all of our officers at or above the vice president level. The Equity Award Committee, comprised of members of our management team, has been delegated the authority by the Board of Directors to approve options and restricted stock unit grants below the vice president level. The Board of Directors or the Compensation and Executive Development Committee has the right to suspend the ability of the Equity Award Committee to award stock option and restricted stock unit grants for any reason at any time. Executive officers are not treated differently from other team members receiving stock option or restricted stock unit grants.

The Compensation and Executive Development Committee generally seeks to determine annual equity grants for executives in the fourth quarter of each fiscal year. Interim or “off cycle” equity awards are made to new eligible team members as “initial grants” or other team members when circumstances warrant it and are made effective on a fixed quarterly schedule as described above.

The Compensation and Executive Development Committee generally considers a range of factors in setting the number of shares covered by stock option, stock award or restricted stock unit awards to be awarded to Named Executive Officers, including assessments of individual performance, the Compensation and Executive Development Committee’s determination that restricted stock unit awards, stock awards and stock options are effective means of retaining valuable executives, the fair market value of the Company’s common stock at the times awards are made, the potential contribution that each Named Executive Officer could be expected to make in the future, the Named Executive Officer’s targeted total direct compensation, grants of restricted stock units and stock options and other equity based awards previously granted to such Named Executive Officer and the size of awards and total compensation provided to others holding similar positions at companies included in our executive compensation peer group (as set forth in more detail below).

To assist with the determination of the size of the grants made in the fourth quarter of Fiscal 2009, the Compensation and Executive Development Committee retained the services of Frederic W. Cook and Company (“Frederic W. Cook”) to benchmark executive compensation and to provide a comparison of total and individual elements of executive compensation provided to our executive team, relative to compensation paid to persons holding similar positions at companies in our executive compensation peer group (as set forth in more detail below).

Frederic W. Cook worked closely with our human resources department and management to access our data and review our compensation practices and philosophy. Frederic W. Cook provided the Company with benchmarking information and executive compensation data and pay practices with specific focus on practices involving equity grants. During Fiscal 2009, we paid Frederic W. Cook approximately $20,000 for its services. The Compensation and Executive Development Committee reviewed Frederic W. Cook’s consulting services with management and determined that these services did not constitute a conflict of interest or prevent Frederic W. Cook from being objective in its work for the Compensation and Executive Development Committee.

To support our objective of ensuring we are developing an executive compensation program that is sufficiently competitive to attract and retain key executives who can support and execute our BLEND Plan, the Compensation and Executive Development Committee evaluated executive compensation information from a specific group of comparable companies. This process allowed the Compensation and Executive Development Committee to set total compensation at levels for Fiscal 2009 that it believes are appropriate to retain and motivate our Named Executive Officers, and to begin to develop a compensation program for Fiscal 2010 and beyond focused on completion of our financial and strategic revitalization with the purpose of positioning us to enter a phase of growth.

The Compensation and Executive Development Committee, with the assistance of Frederic W. Cook, identified our executive compensation peer group, selecting companies that are similar to us in industry, revenue, net income, number of employees and market capitalization. In determining our Fiscal 2009 peer group, the Compensation and Executive Development Committee selected companies in the quick service restaurant and fast casual dining spaces with revenue ranging from $126 million to $910 million, net income ranging from $22 million to ($125) million, employee counts ranging from approximately 1,500 to 27,000, and market capitalization ranging from $24 million to $382 million as of September 30, 2009. The companies that comprised our Fiscal 2009 executive compensation peer group were:

O’Charley’s	Red Robin	Carrol’s Restaurant

California Pizza Kitchen	Steak N Shake	Einstein Noah

BJ’s Restaurants	Krispy Kreme	Cosi

Luby’s	Frisch’s Restaurants	Peet’s Coffee & Tea

Caribou Coffee	Rubio’s Restaurants	AFC Enterprises

J. Alexander’s		Famous Dave’s

During its evaluation, the Compensation and Executive Development Committee considered the information provided by Frederic W. Cook. It also considered more specifically the recommendation of Frederic W. Cook with respect to equity grants made to our Named Executive Officers using the 50th percentile for executive officers at the peer group companies as a guide, also taking into account and adjusting for the fact that we are located in the San Francisco bay area which has a higher than national average cost of living. The annual grants of stock options and restricted stock unit awards made to our Named Executive Officers were ultimately based in part on a variety of factors, including data provided by Frederic W. Cook, the Company’s financial performance to date, individual performance of the Named Executive Officers, and some discretion exercised by our CEO in making his recommendations to the Compensation and Executive Development Committee.

2010 Compensation Strategy

In Fiscal 2010 we aim to build a compensation strategy and program that will align with our financial and strategic objectives and will pay for performance. We plan to use a combination of both short-term and long-term incentives to motivate our management team to drive success. The components will include competitive base salaries, annual incentive bonus, and long-term incentive compensation that may include options, stock awards and restricted stock units. Our management team is focused on achieving success and improving stockholder equity in a continued challenging economic environment.

Other General Team Member Benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as our medical, dental, vision, group life, disability, accidental death and dismemberment insurance and our 401(k) plan, in each case on the same terms as other employees. Except in limited circumstances, it is our practice not to provide any special perquisites or benefits to executive officers unless it is necessary to retain their employment.

Tax Considerations

Our Compensation and Executive Development Committee considers the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), in determining the mix of elements of executive compensation. This section limits the deductibility of non-performance based compensation paid to each of our executive officers to $1 million annually. The stock options granted to our executive officers under our 2006 Stock Plan are intended to be treated under current federal tax law as performance-based compensation exempt from the limitation on deductibility. Salaries and bonuses payable under our non-equity incentive plan do not qualify as performance-based compensation for purposes of Section 162(m). The Compensation and Executive Development Committee intends to consider the impact of Section 162(m) on the deductibility of future executive compensation, but reserves the right to provide for compensation to executive officers that may not be fully deductible.

Philosophy on Severance and Change in Control Arrangements

As more fully described below in the section entitled “Potential Payments upon Termination or Change in Control,” we entered into employment agreements with certain of our Named Executive Officers providing for severance payments upon their termination of employment without “cause” or upon a “constructive termination.” The decision to grant these benefits was based on offering what we believed was needed to attract, retain and motivate Mr. White and the other Named Executive Officers, given the challenging circumstances and uncertain times we were facing. The Compensation and Executive Development Committee believes these employment agreements and the severance payments upon their termination of employment without “cause” or upon a “constructive termination” will protect employee and stockholder value by promoting stability and continuity of our executive team, which is desirous given our the need for the Company to revitalize itself for future growth and long-term stockholder value.

Analysis of Risk Relating to Our Compensation Programs

Our benefits committee, comprised of management of the Company, reviewed the Company’s compensation plans and policies, and considered any potential material risks they may create in discussions guided by Frederic W. Cook, our compensation consultant. The benefits committee reported to the Compensation and Executive Development Committee that it has determined that the Company’s executive compensation program does not encourage excessive risk or unnecessary risk taking, as our programs have been balanced to focus our executives on the short- and long-term financial and operational performance of the Company.

Compensation and Executive Development Committee Report

We, the Compensation and Executive Development Committee of the Board of Directors of the Company, have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2009.

Submitted by the Company’s Compensation and Executive Development Committee of the Board of Directors:

Brian Swette, Chairman

Thomas C. Byrne

Ramon Martin-Busutil

Summary Compensation Table

The following table sets forth information concerning the compensation earned by our President and Chief Executive Officer, our Chief Financial Officer and our three other most highly-compensated persons serving as executive officers at December 29, 2009 (our “Named Executive Officers”):

2009 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1)($)	Bonus Paid in Fiscal Year ($)	Bonus Paid for Fiscal Year ($)	Stock Awards (2)($)	Option Awards (2)($)	Non-Equity Incentive Plan Compensation (3)($)	All Other Compensation (4)($)	Total ($)
James D. White	2009	550,000	—	—	—	—	137,500	8,175	695,675
President and Chief Executive Officer (5)	2008	25,385	566,926	—	—	414,450	—	—	1,006,761
	2007

Karen L. Luey	2009	275,000	18,000	—	26,850	37,232	—	8,831	365,913
Sr. Vice President, Chief Financial Officer (6)	2008	235,115	9,256	30,000	—	93,783	—	8,908	377,062
	2007

Thibault de Chatellus	2009	294,200	14,000	—	26,850	27,924	—	27,047	390,021
Sr. Vice President, Global Franchise, Development & Operations (7)	2008	273,773	—	84,000	—	105,370	—	48,856	511,999
	2007	171,346	—	—	—	443,402	—	298,846	913,594

Gregory A. Schwartz	2009	275,000	14,000	—	26,850	34,976	—	4,599	355,425
Sr. Vice President, Supply Chain (8)	2008	234,135	67,500	106,500	—	42,762	—	7,187	458,084
	2007

Michael W. Fox	2009	275,000	18,000	—	16,110	18,616	—	9,871	337,597
Sr. Vice President, General Counsel and Secretary (9)	2008	231,346	—	30,000	—	93,489	—	8,917	363,752
	2007

(1)	Unless otherwise noted, Fiscal 2009 salaries reflect amounts paid between December 31, 2008 and December 29, 2009. Unless otherwise noted, Fiscal 2008 salaries reflect amounts paid between January 2, 2008 and December 30, 2008. Unless otherwise noted, Fiscal 2007 salaries reflect amounts paid between January 10, 2007 and January 1, 2008.

(2)	Represents the aggregate fair market value of stock options and restricted stock units calculated in accordance with the fair value method. The grant date fair value of options and restricted stock units granted was estimated at the date of grant using a Black-Scholes option-pricing model. Option valuation models, including Black-Scholes, require the input of highly subjective assumptions, and changes in the assumptions used can materially affect the grant date fair value of an award. These assumptions include the risk-free rate of interest, expected dividend yield, expected volatility, and the expected life of the award. The risk-free rate of interest is based on the zero coupon U.S. Treasury rates appropriate for the expected term of the award. Expected dividends are zero based on our history of not paying cash dividends on the Company’s common stock. Expected volatility is based on a 50/50 blend of historic daily stock price observations of the Company’s common stock since its inception and historic daily stock price observations of the Company’s peers during the period immediately preceding the share-based award grant that is equal in length to the award’s expected term. There is currently no market-based mechanism or other practical application to verify the reliability and accuracy of the estimates stemming from these valuation models or assumptions. The following table includes the assumptions used to calculate the grant date fair value reported for fiscal years 2009, 2008 and 2007 on a grant by grant basis:

Name	Grant Date	Options Granted	RSUs Granted	Exercise Price ($)	Closing Price on Grant Date ($)	Volatility (%)	Expected Life (Years)	Risk Free Interest Rate (%)	Dividend Yield (%)	Grant Date Fair Value Per Share ($)
James D. White	12/1/2008	1,500,000	—	0.60	0.60	0.5169	5.00	1.71	0.00	0.2763

Karen L. Luey	11/16/2009	40,000	—	1.79	1.79	0.5929	5.00	2.19	0.00	0.9308
	11/16/2009	—	15,000	—	1.79	—	—	—	—	1.79
	9/3/2008	137,440	—	1.31	1.31	0.4763	5.00	2.95	0.00	0.5882
	9/3/2008	22,000	—	1.31	1.31	0.4763	5.00	2.95	0.00	0.5882

Thibault de Chatellus	11/16/2009	30,000	—	1.79	1.79	0.5929	5.00	2.19	0.00	0.9308
	11/16/2009	—	15,000	—	1.79	—	—	—	—	1.79
	9/3/2008	137,440	—	1.31	1.31	0.4763	5.00	2.95	0.00	0.5882
	9/3/2008	41,700	—	1.31	1.31	0.4763	5.00	2.95	0.00	0.5882
	6/14/2007	42,060	—	9.51	9.51	0.3665	5.00	5.16	0.00	3.8636
	6/14/2007	67,940	—	9.51	9.51	0.3665	5.00	5.16	0.00	3.8636
	12/7/2007	10,000	—	4.48	4.48	0.4113	5.00	3.51	0.00	1.8406

Gregory A. Schwartz	3/19/2009	40,000	—	0.36	0.36	0.5592	5.00	1.64	0.00	0.1763
	11/16/2009	30,000	—	1.79	1.79	0.5929	5.00	2.19	0.00	0.9308
	11/16/2009	—	15,000	—	1.79	—	—	—	—	1.79
	9/3/2008	48,800	—	1.31	1.31	0.4763	5.00	2.95	0.00	0.5882
	9/3/2008	23,900	—	1.31	1.31	0.4763	5.00	2.95	0.00	0.5882

Michael W. Fox	11/16/2009	20,000	—	1.79	1.79	0.5929	5.00	2.19	0.00	0.9308
	11/16/2009	—	9,000	—	1.79	—	—	—	—	1.79
	9/3/2008	137,440	—	1.31	1.31	0.4763	5.00	2.95	0.00	0.5882
	9/3/2008	21,500	—	1.31	1.31	0.4763	5.00	2.95	0.00	0.5882

(3)	For 2009, Mr. White earned compensation under a non-equity incentive compensation plan established pursuant to the terms of his employment agreement. No other awards under the Company’s non-equity incentive compensation plans were awarded to the Named Executive Officers for Fiscal 2007, 2008 or 2009 (please see the section entitled “Compensation Discussion and Analysis—Elements of Our Compensation Plans, Why We Chose Each Element and How We Chose the Amount for Each Element—Non-Equity and Equity Incentive Compensation”).
(4)	See the “All Other Compensation” table below for additional information.
(5)	Mr. White joined the Company in December 2008 and received a prorated salary based on an annual salary of $550,000 equal to $25,385 for services provided between December 1, 2008 and December 30, 2008, a signing bonus of $100,000 and a retention bonus of $466,926. Mr. White does not receive any compensation for his services as a member of our Board of Directors.
(6)	Ms. Luey was promoted to Senior Vice President and Chief Financial Officer in August, 2008 and was not a Named Executive Officer in previous years.
(7)	Mr. de Chatellus joined the Company in May 2007 and received a prorated salary based on an annual salary of $275,000.
(8)	Mr. Schwartz became a Named Executive Officer in 2008, but was not a Named Executive Officer in previous years. Bonuses earned in or paid to Mr. Schwartz for 2008 performance were comprised of the following: (a) $67,500 paid during 2008; and (b) $106,500 paid in 2009 for achievements in Fiscal 2008.
(9)	Mr. Fox became a Named Executive Officer in 2008, but was not a Named Executive Officer in previous years.

All Other Compensation Table

The following table describes each component of the “All Other Compensation” column in the Summary Compensation Table.

Name	Life Insurance Premiums (1)($)	Relocation Expenses ($)		Tax Payments ($)	Company Contributions to 401(k) Plan (2)($)	Total ($)
James D. White	300	—		—	7,875	8,175
Karen L. Luey	254	—		—	8,577	8,831
Thibault de Chatellus	273	20,000	(3)	—	6,774	27,047
Gregory A. Schwartz	254	—		—	4,345	4,599
Michael W. Fox	254	—		—	9,617	9,871

(1)	Reflects premiums paid on group term life insurance benefits and long term disability benefits.
(2)	Reflects contributions by the Company to our 401(k) Plan in Fiscal 2009. The Company matched a portion of the contributions to its 401(k) Plan made by the executive officer.
(3)	The Company agreed to compensate and reimburse Mr. de Chatellus for relocating to the San Francisco Bay Area payable in installments during 2007, 2008 and 2009 upon Mr. de Chatellus remaining employed by the Company. His relocation benefits for fiscal 2009 totaled $20,000, paid as a relocation payment comprised of the $20,000 payable in 2009 under the terms of his original employment offer.

Grants of Plan-Based Awards at 2009 Fiscal Year End

The following table sets forth certain information with respect to stock and option awards and other plan-based awards granted during the fiscal year ended December 29, 2009 to our Named Executive Officers:

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2009

Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (2)(#)	All Other Option Awards: Number of Securities Underlying Options (3)(#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards (4)($)
		Threshold (#)	Target (#)	Maximum (#)
James D. White	08/12/2009	0	100%	100%	—	—	—	—
Karen L. Luey	11/16/2009	—	—	—	—	40,000	1.79	37,232
	11/16/2009	—	—	—	15,000	—	1.79	26,850
Thibault de Chatellus	11/16/2009	—	—	—	—	30,000	1.79	27,924
	11/16/2009	—	—	—	15,000	—	1.79	26,850
Gregory A. Schwartz	3/19/2009	—	—	—	—	40,000	0.36	7,052
	11/16/2009	—	—	—	—	30,000	1.79	27,924
	11/16/2009	—	—	—	15,000	—	1.79	26,850
Michael W. Fox	11/16/2009	—	—	—	—	20,000	1.79	18,616
	11/16/2009	—	—	—	9,000	—	1.79	16,110

(1)

The Compensation and Executive Development Committee approved equity awards for certain of the Named Executive Officers on December 5, 2008, in the case of the March 19, 2009 grant to Mr. Schwartz, and November 4, 2009 in the case of the other equity grants listed above. Grants approved on December 5, 2009 are subject to a four-year vesting schedule. Grants approved on November 4, 2009 are subject to a three-year vesting schedule. Pursuant to the 2006 Stock Plan, grants are generally made effective three trading days after each of our quarterly public earnings releases. The exercise price is the closing or last price on the date of actual stock option grant, which we believe reflects fair market value after all public disclosures. If the Board of Directors or the committee determines that special circumstances exist, including the existence of material information not yet publicly-disclosed, a different grant date for a particular stock option grant may be selected.

(2)	These grants represent grants of restricted stock unit awards made in connection with annual grants.
(3)	These options represent the grant of annual awards typically granted under our 2006 Stock Plan. Annual grants are typically made in the fourth fiscal quarter of each year. The grant of the options to Mr. Schwartz on March 19, 2009 was made pursuant to the terms of his offer letter. The vesting of stock option grants is described in the section entitled “Compensation Discussion and Analysis—Long-Term Share-Based Compensation—Our 2006 Employee, Director and Consultant Stock Plan.”
(4)	This amount reflects the grant date fair value of the awards granted in 2009. The calculation of grant date fair value is explained in Footnote 2 to the 2009 Summary Compensation Table, above.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table sets forth certain information with respect to the number and value of all unexercised options or unvested portions of restricted stock units previously awarded to our Named Executive Officers as of December 29, 2009:

OUTSTANDING EQUITY AWARDS AT DECEMBER 29, 2009

	Option Awards (1)					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (10)
James D. White	375,000	1,125,000	(5)	0.60	12/02/2018	—		—

Karen Luey	15,000	15,000	(11)	9.51	06/14/2017	—		—
	6,000	6,000	(2)	4.48	12/07/2017	—		—
	34,360	103,080	(6)	1.31	09/03/2018	—		—
	11,000	11,000	(7)	1.31	09/03/2018	—		—
	—	40,000	(8)	1.79	11/16/2019	—		—
	—	—		—	—	15,000	(10)	25,500

Thibault de Chatellus	21,030	21,030	(4)	9.51	06/14/2017	—		—
	33,970	33,970	(4)	9.51	06/14/2017	—		—
	5,000	5,000	(2)	4.48	12/07/2017	—		—
	34,360	103,080	(6)	1.31	09/03/2018	—		—
	20,850	20,850	(7)	1.31	09/03/2018	—		—
	—	30,000	(8)	1.79	11/16/2019	—		—
	—	—		—	—	15,000	(10)	25,500

Gregory A. Schwartz	15,000	15,000	(3)	6.79	09/05/2017	—		—
	12,200	—		1.31	09/03/2018	—		—
	—	36,600	(6)	1.31	09/03/2018	—		—
	11,950	11,950	(6)	1.31	09/03/2018	—		—
	10,000	30,000	(7)	0.36	03/19/2019	—		—
	—	30,000	(8)	1.79	11/16/2019	—		—
	—	—		—	—	15,000	(10)	25,550

Michael W. Fox	14,414	—		7.81	11/28/2016	—		—
	17,670	5,889	(12)	11.36	11/29/2016	—		—
	4,831	1,610	(12)	11.36	11/29/2016	—		—
	3,500	7,000	(2)	4.48	12/07/2017	—		—
	3,500	—		4.48	12/07/2017	—		—
	34,360	103,080	(6)	1.31	09/03/2018	—		—
	10,750	10,750	(7)	1.31	09/03/2018	—		—
	—	20,000	(8)	1.79	11/16/2019	—		—
	—	—		—	—	9,000	(10)	15,300

(1)	Reflects options and restricted stock units granted under our 2006 Stock Plan, options or stock awards assumed by the Company pursuant to and in accordance with our merger with Jamba Juice Company, under the Jamba Juice Company 1994 Stock Incentive Plan (the “1994 Plan”) and the 2001 Equity Incentive Plan (the “2001 Plan”).
(2)	Reflects options granted under our 2006 Stock Plan on December 7, 2007. Vesting on all options to purchase common stock commenced on December 7, 2007 and, assuming the executive continues providing services to the Company, vests in four equal installments on each of December 7, 2008, December 7, 2009, December 7, 2010 and December 7, 2011.
(3)	Vesting on Mr. Schwartz’ option to purchase common stock commenced on July 9, 2007 and, assuming Mr. Schwartz continues providing services to the Company, will vest and become exercisable in equal installments on July 9, 2008, July 9, 2009, July 9, 2010 and July 9, 2011.
(4)	Vesting on Mr. de Chatellus’ options to purchase common stock commenced on May 14, 2007 and, assuming Mr. de Chatellus continues providing services to the Company, vest and become exercisable in equal installments on May 14, 2008, May 14, 2009, May 14, 2010 and May 14, 2011.
(5)	Vesting on Mr. White’s option to purchase common stock commenced on December 1, 2008 and, assuming Mr. White continues providing services to the Company, will vest and become exercisable in equal installments on December 1, 2009, December 1, 2010, December 1, 2011 and December 1, 2012.
(6)	Vesting on these options to purchase Common Stock commenced on September 3, 2008 and, assuming each individual continues providing services to the Company, will vest and become exercisable in equal installments on September 3, 2009, September 3, 2010, September 3, 2011 and September 3, 2012.
(7)	Vesting on these options to purchase Common Stock commenced on September 3, 2008 and, assuming each individual continues providing services to the Company, will vest and become exercisable in equal installments on September 3, 2009, and September 3, 2010.
(8)	Vesting on these options to purchase Common Stock commenced on November 16, 2009 and, assuming each individual continues providing services to the Company, will vest and become exercisable in equal installments November 16, 2010, November 16, 2011, and November 16, 2012.
(9)	Vesting on restricted stock unit awards commenced on November 16, 2009 and, assuming each individual continues providing services to the Company, will vest and become exercisable in equal installments November 16, 2010, November 16, 2011, and November 16, 2012.
(10)	Market values have been estimated using a price per share of $1.70, which was the closing price of our common stock on December 29, 2009.
(11)	Vesting on Ms. Luey’s option to purchase common stock commenced on April 23, 2007 and, assuming Ms. Luey continues providing services to the Company, will vest and become exercisable in equal installments on April 23, 2008, April 23, 2009, April 23, 2010 and April 23, 2011.
(12)	Vesting on Mr. Fox’s option to purchase common stock commenced on November 29, 2007 and, assuming Mr. Fox continues providing services to the Company, will vest and become exercisable in equal installments on November 11, 2007, November 11, 2008, November 11, 2009 and November 11, 2010.

Option Exercises and Stock Vested During Last Fiscal Year

OPTION EXERCISES AND STOCK VESTED AT DECEMBER 29, 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
James D. White	—	—	—	—
Karen L. Luey	—	—	—	—
Thibault de Chatellus	—	—	—	—
Gregory A. Schwartz	—	—	—	—
Michael W. Fox	—	—	—	—

(1)	Based on the difference between the market price of our common stock on the date of exercise and the exercise price of the relevant option multiplied by the number of shares for which the option was exercised. No options to purchase our Common Stock were exercised by our Named Executive Officers in Fiscal 2009.
(2)	Based on the market value of the underlying shares on vesting date multiplied by the number of shares vested.

The Company does not provide any deferred compensation arrangements or pension plans. As such, the Pension Benefits Table and Nonqualified Deferred Compensation Table have been eliminated from this proxy statement.

Potential Payments upon Termination or Change in Control

On October 10, 2008, Jamba, through its wholly owned subsidiary, Jamba Juice Company, entered into substantially identical employment agreements with each of Karen L. Luey, Thibault de Chatellus, Michael W. Fox and Gregory A. Schwartz, effective as of September 1, 2008. Pursuant to the terms of the respective agreements, if each of the above mentioned executives is terminated without cause or resigns for good reason, such executive will be entitled to (i) that executive’s base salary then in effect, prorated to the date of termination, and any accrued benefits through the date of termination; (ii) a severance payment in an amount equal to twelve (12) months of the executive’s then-current base salary, less applicable withholding, payable on our ordinary payroll schedule and subject to compliance with Section 409A; and (iii) payment of premiums for COBRA coverage for the applicable severance period. In the event that such executive is terminated without cause or resigns for good reason within (i) twelve (12) months following the effective date of a change of control of the Company; or (ii) three (3) months following the start date of the Company’s next Chief Executive Officer (which lapsed as of March 1, 2009), in addition to all the severance payments and benefits described above, each such executive would have been entitled to receive accelerated vesting in any previously granted restricted stock or stock options which were unvested at the time of termination, subject to the following schedule: (a) previously granted restricted stock or stock options that are up to one year vested: 50% of unvested shares subject to the grant shall vest; (b) previously granted restricted stock or stock options that are between one to two years vested: 75% of unvested shares subject to the grant shall vest; and (c ) previously granted restricted stock or stock options that are two or more years vested: 100% of unvested shares subject to the grant shall vest.

Except in the case of a Letter Agreement dated January 2, 2008 regarding a one-time performance bonus which was earned by Mr. Schwartz and in the case of a Letter Agreement dated April 17, 2007 solely with respect to relocation benefits for Mr. de Chatellus, each such executive’s respective employment agreement superseded all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral between such executives and the Company or any of its subsidiaries. These agreements also provided that each of the executives would receive an initial base annual salary of $275,000 per year, subject to adjustment for merit increases or promotions and each executive would be entitled to receive stock options and bonus payments, each as approved by the Compensation Committee. Effective December 1, 2008, Mr. de Chatellus’ base salary was increased to 294,200. The salaries for Ms. Luey and Messrs. de Chatellus, Schwartz and Fox remained unchanged during Fiscal 2009.

In connection with Mr. White’s appointment as President and Chief Executive Officer, the Company, through its wholly-owned subsidiary, Jamba Juice Company, entered into a three year employment agreement with Mr. White dated November 17, 2008. In the event Mr. White is terminated without cause or resigns for good reason independent of a change of control (as such term is defined in Mr. White’s employment agreement), he will be entitled to a severance payment equal to: (A) one year of his base salary then in effect on the date of termination; (B) the average annual cash bonus paid to him for the most recent three years of employment and (C) payment of premiums for COBRA coverage for a twelve-month period. In the event Mr. White is terminated without cause or resigns for good reason within 12 months of a change in control, he will be entitled to a severance payment equal to: (A) eighteen months of his base salary then in effect on the date of termination; (B) a payment equal to one and one-half times the annual target bonus based on the most recent target bonus paid to him; and (C) payment of premiums for COBRA coverage for the eighteen-month period. In addition, Mr. White will be entitled to one year of accelerated vesting in any unvested stock options in the event of a termination without cause or resignation for good reason.

In addition, Mr. White’s agreement also provides that Mr. White is entitled to an initial base salary of $550,000, a one-time signing bonus of $100,000 less applicable withholding which was paid in a lump sum payment in fiscal 2008, an annual performance bonus of up to 100% of his base salary then in effect based on targets established by the Board or an appropriate committee thereof and a retention bonus equal to the lesser of $500,000 less applicable withholdings or such amount as would result in a net of tax amount equal to $300,000 to be paid in a lump sum payment as of the Company’s first regular payroll date following commencement of Mr. White’s employment. One third of the retention bonus vests ratably on each anniversary of the effective date of Mr. White’s employment agreement. Pursuant to the terms of the agreement Mr. White also received a grant of an option to purchase 1,500,000 shares of Common Stock outside of our 2006 Employee, Director and Consultant Stock Plan, which vests 25% per year on each anniversary of the effective date of Mr. White’s employment agreement. Mr. White’s base salary was unchanged in Fiscal 2009.

The exact definitions of “cause,” “constructive termination” and “change of control” are defined in each respective and applicable agreement.

Using each Named Executive Officer’s current base salary, the maximum total payments by the Company to each Named Executive Officer under the termination circumstances described above, as of December 29, 2009, the last day of Fiscal 2009, would be as follows:

	Cash Severance (1)		Equity Acceleration (2)	COBRA Premium (3)
Current officers:
James D. White	$825,000	(4)	412,500	19,812
Karen L. Luey	275,000		—	13,208
Thibault de Chatellus	294,200		—	13,208
Gregory A. Schwartz	275,000		—	13,208
Michael W. Fox	275,000		—	13,208

(1)	Reflects 18 months continued salary for Mr. White and 12 months continued salary for other current officers and the former officer.
(2)	Calculated based on the assumption that triggering event takes place on December 29, 2009, the last trading day of Fiscal 2009, and the accelerated vesting of stock options and based on the fair market value of $1.70 per share as of that date. Acceleration of options outstanding with an exercise price above $1.70 per share is not reflected.
(3)	Assumes maximum payment of COBRA premiums for the entire severance period covered by the applicable agreement.
(4)	As of December 29, 2009, Mr. White had not received an annual bonus paid by the Company; this number therefore assumes no bonus paid in connection with his termination. In March 2010, however, a bonus of $137,500 was approved for Mr. White for his Fiscal 2009 performance.

Change in Control Arrangements in our Equity Compensation Plans

Pursuant to the terms of our 2006 Stock Plan, holders of stock rights granted thereunder may be entitled to accelerated vesting upon the occurrence of a “Corporate Transaction,” which is defined as a merger or a sale of all or substantially all of the Company’s assets.

Should a Corporate Transaction occur, the Board of Directors, or the board of directors of any entity assuming the obligations of the Company thereunder, may generally:

•

make appropriate provision for the continuation of such stock rights by substituting, on an equitable basis, either the consideration payable with respect to the number of outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity;

•

upon written notice to the holders, provide that all stock rights must be exercised (either (a) to the extent then exercisable or (b) at the discretion of the Board of Directors, all options or stock rights being made fully exercisable for purposes of the 2006 Stock Plan), within a specified number of days of the date of such notice, at the end of which period the options or stock rights shall be terminated; or

•

terminate all options or stock rights in exchange for a cash payment equal to the excess of the fair market value, less the relevant exercise price, if any, of the shares subject to such stock rights (either (a) to the extent then exercisable or (b) at the discretion of the Board of Directors, all options or stock rights being made fully exercisable for purposes of the 2006 Stock Plan).

In addition, options or stock awards granted under the 1994 Plan and the 2001 Plan which were assumed by the Company pursuant to and in accordance with its merger with Jamba Juice Company may also be entitled to accelerated vesting in certain circumstances.

Pursuant to the 1994 Plan, the Board of Directors has the full authority, but not the obligation, to specify any rules, procedures, adjustments or matters with respect to the 1994 Plan or any options issued under the 1994 Plan in connection with any reorganization, merger, reverse merger, recapitalization, reclassification, stock split, reverse split, combination of shares, sale of all or substantially all of the assets of the Company, sale of the Company or other corporate event or transaction, including, without limitation, modifying any applicable vesting provisions, adjusting the amount of outstanding options, and/or terminating the 1994 Plan.

Pursuant to the 2001 Plan, the Board of Directors, in the event of a “Change in Control,” shall have the right, but not the obligation, to accelerate the vesting or termination of restriction, limitation or repurchase rights applicable to such stock awards. As defined in the 2001 Plan, “Change in Control” means:

•	a sale of substantially all of the assets of the Company;

•	a merger or consolidation in which the Company is not the surviving corporation;

•

a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property; or

•	the acquisition by any person, entity or group of securities of the Company representing at least 50% of the combined voting power entitled to vote in the election of Directors.

COMPENSATION OF MEMBERS OF OUR BOARD OF DIRECTORS

The following table sets forth information concerning the compensation earned or paid during Fiscal 2009 by each individual who served as a director at any time during Fiscal 2009, except for Mr. White, who is omitted because he is listed above as a Named Executive Officer of the Company:

2009 DIRECTOR COMPENSATION

Name (1)	Board Fees Earned or Paid in Cash (2)($)		Other Fees Earned or Paid in Cash ($)	Option Awards (3)($)	Total ($)
Steven R. Berrard	69,950		—	10,982	80,932
Beth Bronner (4)	—		—	—	—
Thomas C. Byrne	46,077	(5)	31,250	10,982	88,309
Richard L. Federico	70,000		—	10,982	80,982
Andrew R. Heyer (4)	—		—	—	—
Lesley H. Howe	80,000		—	10,982	90,982
Robert C. Kagle	17,148		—	10,982	28,130
Ramon Martin-Busutil	60,000		—	10,982	70,982
Michael Serruya	34,995		—	10,920	45,915
Brian Swette	70,000		—	10,982	80,982

(1)	See the 2009 Summary Compensation Table for disclosure related to Mr. White who is our current President and Chief Executive Officer. Mr. White is our only employee director and does not receive any additional compensation for his services as a member of our Board of Directors.
(2)	Fees earned are based on membership on the Board and participation in Board or committee chairmanship positions.
(3)	Represents the aggregate fair market value of stock options and restricted stock units calculated in accordance with the fair value method. For more information on this calculation see Footnote 2 to our 2009 Summary Compensation Table above.
(4)	Fees payable for board services provided by this director pursuant to the terms of our Non-Employee Director Compensation Policy are paid to Mistral Capital Management, LLC.
(5)	Represents $46,077 for membership on our Board and $31,250 for service as chair of the ad hoc Finance Committee of the Board.

Compensation of Directors

It is the general policy of the Board of Directors that compensation for non-employee directors should be a mix of cash and equity-based compensation. Director compensation is generally reviewed annually by the Compensation and Executive Development Committee, with any changes made by the committee generally becoming effective commencing after the Annual Meeting of Stockholders. All Board members are entitled to reimbursement by the Company for reasonable travel to and from meetings of the Board, and reasonable food and lodging expenses incurred in connection therewith.

The Compensation and Executive Development Committee amends our Non-Employee Director Compensation Policy from time to time to ensure that compensation levels are fair and appropriate. As amended to date, non-employee members of our Board are compensated in the following manner:

	Cash Compensation (1)		Equity Compensation
Annual Retainer:
Board Member	$60,000	(5)	(2)
Chairman of the Board (additional)	40,000		—
Lead Director (additional)	20,000	(3)	—
Audit Committee Chair (additional)	20,000		—
Compensation and Executive Development Committee Chair (additional)	10,000		—
Nominating and Corporate Governance Committee Chair (additional)	10,000		—
Finance Committee Chair (additional)	10,000	(4)	—

(1)	Assumes service for a full year; directors who serve for less than the full year are entitled to receive a pro rated portion of the applicable payment. Each “year”, for purposes of the Director Compensation Policy, begins on the date of our annual meeting of stockholders. For the year beginning on the 2010 Annual Meeting Date, each director can elect, in lieu of one-half of their Board Member cash compensation, to take an equally valued stock grant.
(2)	From the 2008 Annual Meeting Date until the 2009 Annual Meeting Date, the annual grant of options given to each director was 13,800. From the 2009 Annual Meeting Date until the 2010 Annual Meeting Date, the annual grant of options given to each director was 20,000. Effective following the 2010 Annual Meeting Date, the annual grant of options given to each director will be 25,000. The options will be granted pursuant to our 2006 Employee, Director and Consultant Stock Plan and will be granted and priced at the fair market value of the underlying stock as of the date of the Company’s annual stockholder meeting. Options vest over a period of one year, at a rate of 25% per three-month period following the annual meeting of stockholders.
(3)

The Lead Director position becomes effective following the 2010 Annual Meeting Date assuming James D. White, our President and Chief Executive Officer, is re-elected as a director and thereupon assumes the additional position of Chairman of the Board. Mr. White will not receive any additional Board compensation for assuming the role of Chairman.
(4)	The Chairman of the Finance Committee received additional compensation in 2009 related to his additional services in connection with exploring strategic opportunities leading to the consummation of the Series B-1 Preferred Stock and Series B-2 Preferred Stock sales transaction.
(5)	Andrew Heyer and Beth Bronner have been elected by the holders of the Series B-1 Preferred and, as such, do not personally receive any compensation for their Board services. The Company does, however, pay the Board fees otherwise payable to them to Mistral Capital Management, L.L.C.. See the section above entitled CORPORATE GOVERNANCE—Certain Relationships and Related Transactions for more information.

Other than as provided above, there were no other arrangements pursuant to which any director was compensated during the fiscal year ended December 29, 2009 for service as a director.

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains three stock-based compensation plans. The Company’s 2006 Employee, Director and Consultant Stock Plan was approved by the Company’s stockholders on November 28, 2006, and currently provides for the granting of up to five million shares of common stock in the form of nonqualified and incentive stock options, stock grants or other stock-based awards to employees, non-employee directors and consultants. In connection with our merger with Jamba Juice Company, the Company assumed the outstanding options under the 1994 Plan and the 2001 Plan which provided for granting nonqualified and incentive stock options to employees, non-employee directors and consultants. No additional grants are available under the 1994 Plan and the 2001 Plan. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 29, 2009:

Plan Category (1)	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))(c)
Equity compensation plans approved by stockholders	3,976,741	$3.30	1,023,259
Equity compensation plans not approved by stockholders (2)	1,500,000	$0.60	—

Total	5,476,741		1,023,259

(1)	The information presented in this table excludes options assumed by the Company in connection with the merger with Jamba Juice Company. As December 29, 2009, 207,368 shares of the Company’s Common Stock were issuable upon exercise of these assumed options, at a weighted average exercise price of $8.60 per share.
(2)	Represents an option to purchase 1,500,000 shares of our Common Stock granted to Mr. White outside of our 2006 Employee, Director and Consultant Stock Plan. The grant of this option did not require approval by our stockholders due to its qualification under the “inducement grant exception” provided by Nasdaq Listing Rule 5635(c)(4).

PROPOSAL NO. 3

TO APPROVE OUR 2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN, AS AMENDED, TO CHANGE THE AUTHORIZED AGGREGATE NUMBER OF SHARES ISSUABLE UNDER THE PLAN FROM 5,000,000 TO 8,000,000 AND TO MAKE SUCH OTHER CHANGES AS DESCRIBED HEREIN.

Background

Our stockholders have previously approved the adoption of the Jamba, Inc. 2006 Employee, Director and Consultant Stock Plan (the “Plan”) providing for the grant of options and/or other stock-based or stock-denominated awards (“Awards”).

On March 3, 2010, our Board of Directors unanimously approved certain amendments to the Plan, to:

•

authorize the grant of Awards subject to the achievement of one or more objective performance goals intended to result in the payment of performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”);

•	preserve our ability to deduct in full compensation realized pursuant to an Award intended to qualify as performance-based compensation;

•	increase the maximum number of shares that may be issued with respect to Awards under the Plan from 5,000,000 to 8,000,000;

•

require stockholder approval to lower the exercise price per share of an Award; to cancel or substitute an Award when the exercise price per share of an Award exceeds the fair market value of a share, or to take any other action that would be treated as a “repricing” under the applicable securities exchange rules; and

•	to allow for the grant of dividend equivalent rights.

We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools our Board of Directors regards as essential in addressing recruiting and retention is a competitive equity incentive program. The Board of Directors believes it is of paramount importance that our stock incentive programs provide the Company with a range of incentive tools and sufficient flexibility to permit the Compensation and Executive Development Committee of the Board (as used in this proposal, the “Compensation Committee” or the “Committee”) to implement them in ways that will make the most effective use of the shares that our stockholders agree to make available for incentive purposes. For this reason, we are asking our stockholders to approve amendments to the Plan that will authorize the establishment of performance criteria and permit the grant of Performance Awards.

Performance Awards are Awards under which payments are made to participants only to the extent that performance goals established by the Compensation Committee are attained during a specified performance period. Such Awards are intended to result in the payment of performance-based compensation within the meaning of Section 162(m) of the Code that will be fully deductible by the Company for federal income tax purposes. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the four other most highly compensated officers of a publicly held company. However, certain types of compensation, including performance-based compensation, are generally excluded from this limit. To enable compensation in connection with the grant of Awards to qualify as “performance-based” within the meaning of Section 162(m), the stockholders are being asked to approve certain additional amendments to the Plan. By approving this proposal, the stockholders will be approving, among other things:

•	the persons eligible to receive Awards intended to result in the payment of performance-based compensation;

•	the performance criteria upon which Awards may be based;

•	the maximum numbers of shares for which Awards based on the attainment of performance goals and performance shares may be granted to an employee in any fiscal year; and

•	the maximum dollar amount that a participant may receive upon settlement of performance units.

While we believe that compensation in connection with such Awards under the Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of certain Awards may not qualify as “performance-based.”

The Board of Directors believes that the proposed amendments to the Plan provide the Company with additional capabilities to assist us in attracting and retaining the high caliber employees, directors and consultants essential to our success and in motivating these individuals to strive to meet our goals. Further, the Board believes that it is in the best interests of the Company and its stockholders to continue to preserve the ability of the Company to deduct in full compensation resulting from performance Awards granted under the Plan. Therefore, our Board urges you to vote to approve the proposed amendments to the Plan, which will become effective only if and when approved by our stockholders.

Summary of the Jamba, Inc. 2006 Employee, Director and Consultant Stock Plan, as amended.

The following is a brief description of certain important features of the Plan, the full text of which is attached as Annex A. This summary does not purport to be complete and is qualified in its entirety by reference to Annex A. If the proposal to adopt the Plan is approved, we intend to promptly file a registration statement on Form S-8 under the Securities Act of 1933, as amended, registering the additional shares available for issuance under the Plan.

The Plan, as amended, includes the following features that protect the interests of our stockholders:

•	Administration by a Compensation Committee composed entirely of independent directors;

•	Exercise prices for stock options and certain stock-based Awards (including stock appreciation rights) must be at least 100% of fair market value on the grant date of the Award;

•	No material amendments will be made to the Plan without the approval of stockholders; and

•	Awards may not be re-priced without stockholder approval.

General. The Plan is intended to encourage ownership of shares by employees and directors of the Company and certain consultants in order to attract and retain such people and to induce them to work for the benefit of Jamba or an Affiliate of Jamba (as defined in the Plan). The Plan provides for the granting of incentive stock options, non-qualified options, stock grants and stock-based Awards, which may or may not be subject to certain performance criteria.

Administration. The Plan is administered by the Board of Directors of Jamba, except to the extent the Board of Directors delegates its authority to the Compensation Committee (the “Administrator”). Subject to the terms of the Plan, the Administrator has the authority to administer and interpret the Plan, to determine the employees to whom Awards will be granted under the Plan and the type and size of each Award, the terms and conditions for vesting, and other features applicable to each Award or type of Award. The Administrator may accelerate or defer the vesting or payment of Awards, waive any conditions or restrictions imposed with respect to Awards or the stock issued pursuant to Awards and make any and all other determinations that it deems appropriate, subject to the limitations contained in the Plan, including minimum vesting requirements, prohibitions against re-pricing, and provisions designed to maintain compliance with the requirements of Sections 422 (for incentive stock options), 162(m) and 409A of the Code, as well as other applicable laws and securities exchange rules.

Eligibility. All “employees” of Jamba, defined by the Plan to include any employee of Jamba or of an Affiliate, including employees who are also serving as an officer or director of Jamba or of an Affiliate, are eligible to receive Awards under the Plan. Incentive stock options may be granted only to employees. All other Awards may be granted to any participant in the Plan. Participation is discretionary, and Awards are subject to approval by the Administrator.

Shares Subject to the Plan. The maximum number of shares of Common Stock that may be subject to Awards during the term of the Plan, as amended, is 8,000,000 shares, (which includes the 5,000,000 shares originally authorized upon the adoption of the Plan in 2006, and a 3,000,000 share increase), less one (1) share for every one (1) share that was subject to an option or stock appreciation right granted after December 31, 2009 and 1.15 shares for every one (1) share that was subject to a stock right other than an option or stock appreciation right granted after December 31, 2009. Any shares that are subject to options or stock appreciation rights shall be counted against this limit as one (1) share for every one (1) share granted, and any shares that are subject to stock rights other than options or stock appreciation rights shall be counted against this limit as 1.15 share for every one (1) share granted.

The maximum number of shares of Common Stock that may be issued under the Plan will not be affected by Awards that are granted through the assumption of, or in substitution for, outstanding Awards previously granted to individuals who become employees as a result of a merger, consolidation, or acquisition or other corporate transaction involving Jamba or a subsidiary. Additionally, shares used by a participant to exercise an option, and shares withheld by Jamba to cover the withholding tax liability associated with the exercise of an option, are not counted toward the maximum number of shares that may be issued under the Plan and, accordingly, will not reduce the number of shares that will be available for future Awards.

Shares of Common Stock issued in connection with Awards under the Plan may be shares that are authorized but unissued, or previously issued shares that have been reacquired, or both. If an Award under the Plan is forfeited, canceled, terminated or expires prior to the issuance of shares, the shares subject to the Award will be available for future grants under the Plan. Any shares that again become available for grant after December 31, 2009 will be added back as one share if the shares were subject to options or stock appreciation rights granted under the Plan and as 1.15 shares if the shares were subject to Awards other than options or stock appreciation rights granted under the Plan.

Types of Awards. The types of Awards that may be granted under the Plan are described below. All of the Awards are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Administrator, in its sole discretion, subject to such limitations as are provided in the Plan or by applicable laws or securities exchange rules. The number of shares subject to any Award is also determined by the Administrator, in its discretion. At the discretion of the Administrator, Awards may be made subject to or may vest on an accelerated basis upon the achievement of performance criteria related, which may be established on a Company-wide basis or with respect to one or more business units or divisions or subsidiaries, and may be based upon the attainment of criteria as may be determined by the Administrator and set forth in the participant’s Award agreement. (See Performance Award Program discussion below.)

Stock Grants. A stock grant is an Award of outstanding shares of Common Stock that may be subject to the satisfaction of vesting conditions as determined by the Administrator (including the attainment of objective performance goals), and which may be forfeited if conditions to vesting are not met. Stock grants may require the participant to purchase the shares of stock subject to the Award.

Non-Qualified Stock Options. An Award of a non-qualified stock option under the Plan grants a participant the right to purchase a certain number of shares of Common Stock during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the fair market value of the stock on the grant date. The term of a non-qualified stock option may not exceed 10 years from the date of grant. The exercise price may be paid by any of the means described below under “Payment of Exercise Price.” A non-qualified stock option is an option that does not qualify under Section 422 of the Code.

Incentive Stock Options. An incentive stock option is a stock option that meets the requirements of Section 422 of the Code, which include an exercise price of no less than 100% of fair market value on the grant date, a term of no more than 10 years, and that the option be granted from a plan that has been approved by stockholders. Additional requirements apply to an incentive stock option granted to a participant who beneficially owns stock representing more than 10% of the total voting power of all outstanding stock of Jamba on the date of grant. If certain holding period requirements are met and there is no disqualifying disposition of the shares, the participant will be able to receive capital gain (rather than ordinary income) treatment under the Code with respect to any gain related to the exercise of the option.

Payment of Exercise Price. Payment of the exercise price of a non-qualified stock option or incentive stock option may be made in cash or, if permitted by the Administrator (and with respect to an incentive stock option, and by Section 422 of the Code), by tendering shares of Common Stock owned by the participant and acquired at least six (6) months prior to exercise, having a fair market value equal to the exercise price, by a combination of cash and shares of Common Stock or by authorizing the sale of shares otherwise issuable upon exercise, with the sale proceeds applied toward the exercise price. Additionally, the Administrator may provide that stock options can be net exercised—that is exercised by issuing shares having a value approximately equal to the difference between the aggregate value of the shares as to which the option is being exercised and the aggregate exercise price for such number of shares.

Re-pricing. Without the approval of stockholders, the Board may not reduce the exercise price of an option or issue Awards in substitution for outstanding options, or take any other action with respect to an option that would constitute a re-pricing under securities exchange rules. (See Amendment and Termination below.)

Forfeiture Provisions. Options granted under the Plan are subject to forfeiture if, after a termination of employment, the participant engages in certain activities that breach an obligation or duty of the participant to Jamba, or that are materially injurious to or in competition with Jamba.

Stock-Based Awards. A stock-based Award is a grant by Jamba under the Plan of an equity Award or an equity based Award which is not a non-qualified stock option, an incentive stock option, or a stock grant. The Administrator has the right to grant stock-based Awards having such terms and conditions as the Administrator may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into shares and the grant of stock appreciation rights, dividend equivalent rights (except with respect to an option or stock appreciation right); phantom stock or stock units. No stock appreciation right is exercisable after ten years from the date of grant. The principal terms of each stock-based Award will be set forth in the participant’s Award agreement, in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate to be appropriate and in the best interest of Jamba.

Award Limitations. No Participant may be granted stock rights during any fiscal year with respect to more than an aggregate of 1,000,000 shares that are intended to comply with the performance-based exception under Section 162(m) of the Code. This limitation applies to performance awards described below and to the grant of options and stock appreciation rights.

Performance Award Program. The Compensation Committee may grant performance Awards subject the attainment of such performance goals over a performance period designated by the Compensation Committee. These Awards may be designated as performance stock grants or performance stock based awards. Performance Awards will specify a predetermined amount of performance stock or performance stock units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance Awards may be settled in cash, shares of Common Stock or any combination thereof. The value of the performance Award is equal to the fair market value of shares of Common Stock subject to the Award, reduced by any purchase or exercise price applicable to the Award.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Compensation Committee will establish one or more objective performance goals applicable to the Award. A performance goal will be based on the attainment of specified levels of one or any combination of the following measures:

net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin, gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions and recruiting and maintaining personnel.

Such performance goals may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount paid to any other participant. The Committee may make positive or negative adjustments to performance Award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the plan administrator. In its discretion, the plan administrator may provide a participant awarded performance shares with dividend equivalent rights with respect to cash dividends paid on the Company’s Common Stock. The plan administrator may provide for performance Award payments in lump sums or on a deferred basis.

Deferrals. Subject to the limitations described below, the Administrator may postpone the exercise of Awards, or the issuance or delivery of shares or cash pursuant to any Award for such periods and upon such terms and conditions as the Administrator determines. In addition, the Administrator may determine that all or a portion of a payment to a participant, whether in cash and/or shares, will be deferred in order to prevent Jamba or any subsidiary from being denied a United States federal income tax deduction under Section 162(m) of the Code with respect to an Award granted under the Plan. The Plan is intended to comply with Section 409A of the Code. Any provision of this Plan that would cause an Award to fail to satisfy Section 409A will be amended to comply with Section 409A of the Code on a timely basis.

Non-Transferability. By its terms, Awards granted under the Plan are not transferable other than by will or the laws of descent and distribution. An incentive stock option transferred except by will or the laws of descent and distribution will no longer qualify as an incentive stock option. During a participant’s lifetime, all rights with respect to an Award maybe exercised only by the participant (or by his or her legal representative) and cannot be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and cannot be subject to execution, attachment or similar process.

Adjustments. Subject to certain limitations, the maximum number of shares available for issuance under the Plan, the number of shares covered by outstanding Awards, the exercise price applicable to outstanding Awards and the limit on Awards to a single employee may be adjusted by the Administrator if it determines that any stock split, extraordinary dividend, stock dividend, distribution (other than ordinary cash dividends), recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event equitably requires such an adjustment.

Corporate Transaction. Upon the occurrence of a “Corporate Transaction,” as defined in the Plan, the Administrator, may, in its discretion and as it deems appropriate as a consequence of such Corporate Transaction, accelerate, purchase, adjust, modify or terminate Awards or cause Awards to be assumed by the surviving corporation in the transaction that triggered such Corporate Transaction. Any such actions that would cause the Plan to become subject to Section 409A of the Code, however, generally may not be taken unless the Administrator affirmatively determines to subject the Plan to all of the requirements of Section 409A.

Amendment and Termination. The Plan will terminate ten years after adoption, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the stockholders of Jamba. The Plan may be terminated at an earlier date by the stockholders or the Board of Directors; provided however, that any such earlier termination will not affect any outstanding Awards. The Board may, from time to time, amend the Plan subject to any requirement for stockholder approval imposed by applicable law or securities exchange rules. The Board may not amend the Plan in any manner that would result in noncompliance with applicable laws and may not, without the approval of the Company’s stockholders to the extent required by applicable law, amend the Plan to (a) increase the number of shares that may be the subject of Awards, (b) expand the types of Awards available under the Plan, (c) materially expand the eligible participants; (d) increase the maximum permissible term of any option or stock appreciation right or increase any Award limits or (e) cancel an option or stock appreciation right in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value or take any action with respect to an option or stock appreciation right that would be treated as a repricing under the securities exchange rules, including a reduction of the exercise price of an option or the grant price of a stock appreciation right or the exchange of an option or stock appreciation right for cash or another Award. A termination, suspension or amendment of the Plan may not adversely affect the rights of any participant with respect to a previously granted Award, without the participant’s written consent; provided, however, that any Award may be amended, revised or revoked as deemed necessary by the Administrator to avoid penalties under Code Section 409A.

Certain United States Federal Income Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences of transactions under the Plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Stock Grants. A participant generally will not be taxed at the time a stock grant is awarded, but will recognize taxable income when the Award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income recognized will equal the fair market value of the shares subject to the Award (or the portion of the Award that is then vesting) at that time reduced by any purchase price per share. Participants may elect to be taxed based on the fair market value of the shares (reduced by any purchase price) at the time of grant by making an election under Section 83(b) of the Code within 30 days of the Award date. If an Award with respect to which a participant has made such an election under Section 83(b) is subsequently canceled, no deduction or tax refund will be allowed for the amount previously recognized as income.

Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, Jamba will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to a stock grant Award. Unless a participant has made a Section 83(b) election, Jamba will also be entitled to a deduction, for federal income tax purposes, for dividends paid on Awards of unvested restricted stock grants.

Non-Qualified Stock Options. Generally, a participant will not recognize taxable income on the grant of a non-qualified stock option provided the exercise price of the option is equal to the fair market value of the underlying stock at the time of grant. Upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of the Common Stock received on the date of exercise and the option cost (number of shares purchased multiplied by the exercise price per share). The participant will recognize ordinary income upon the exercise of the option even though the shares acquired may be subject to further restrictions on sale or transferability. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, Jamba will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the participant upon exercise.

Generally, upon a subsequent sale of shares acquired in an option exercise, the difference between the sale proceeds and the cost basis of the shares sold will be taxable as a capital gain or loss.

Incentive Stock Options (ISOs). No taxable income is recognized by a participant on the grant of an ISO. If a participant exercises an ISO in accordance with the terms of the ISO and does not dispose of the shares acquired within two years from the date of the grant of the ISO, nor within one year from the date of exercise, the participant will be entitled to treat any gain or loss related to the exercise of the ISO as capital gain or loss (instead of ordinary income), and Jamba will not be entitled to a deduction by reason of the grant or exercise of the ISO. The amount of the gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the participant’s basis in the shares acquired. If a participant sells or otherwise disposes of the shares acquired without satisfying the required minimum holding period, such “disqualifying disposition” will give rise to ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the participant’s tax basis in the shares acquired. Additionally, the exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, Jamba will ordinarily be entitled to a deduction equal to the amount of the ordinary income taxable to a participant as a result of any disqualifying disposition.

Stock-Based Awards. A participant will recognize taxable income on the grant of unrestricted awards, in an amount equal to the fair market value of the shares subject to such Award on the grant date, reduced by any required purchase price. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, Jamba will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to such a stock Award. Other rules apply with regard to other forms of stock-based Awards.

Withholding. Jamba retains the right to deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy federal, state and local and foreign taxes, required by law or regulation to be withheld with respect to any taxable event as a result of the Plan.

Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code limits the deduction to Jamba for compensation paid to certain executive officers to $1 million per executive per taxable year unless such compensation is considered “performance-based compensation” within the meaning of Section 162(m) or is otherwise exempt from Section 162(m). The Plan, as amended, is designed so that options and SARs qualify for this exemption, and it permits the Committee to grant other performance based Awards designed to qualify for this exemption.

Treatment of “Excess Parachute Payments.” The accelerated vesting of Awards under the Plan upon a change of control of Jamba could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. Jamba would not be able to deduct the excess parachute payments made to a participant.

New Plan Benefits and Awards Under the Plan

Awards under the Plan will be made at the discretion of the Compensation Committee. The Compensation Committee has not made any decisions on the amount and type of awards that are to be made under the Plan in future years.

Burn Rate Commitment.

In order to address potential stockholder concerns regarding the number of options, stock appreciation rights or other stock awards we intend to grant in a given year, the Board commits to our stockholders that over the next three fiscal years it will not grant a number of shares subject to options, stock appreciation rights or other stock Awards to employees or nonemployee directors at an average rate greater than 4.16% of the number of shares of our Common Stock that we believe will be outstanding over such three year period. For purposes of calculating the number of shares granted in a year in determining the “burn rate”, each share subject to a stock Award other than an option or stock appreciation right will count as equivalent to 1.5 shares. Please note that the “burn rate” calculation is different from the number charged against our pool of shares for purposes of fungible share counting, explained further above.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

The Board of Directors believes that it is in the best interests of, and fair to, Jamba and its stockholders that the stockholders approve the Jamba Amended and Restated 2006 Employee, Director and Consultant Stock Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE AMENDED AND RESTATED 2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN.

PROPOSAL NO. 4

TO APPROVE THE ADOPTION OF OUR 2010 EMPLOYEE STOCK PURCHASE PLAN AND TO AUTHORIZE AN AGGREGATE OF 3,000,000 SHARES ISSUABLE UNDER THE PLAN.

On March 3, 2010, the Board of Directors of the Company adopted the Jamba, Inc. 2010 Employee Stock Purchase Plan (the “Purchase Plan”). If approved by the Company’s stockholders, the Purchase Plan authorizes the issuance of up to 3,000,000 shares of the Company’s Common Stock (subject to adjustment for certain changes in the capital structure of the Company). A copy of the proposed Purchase Plan is attached as Annex B.

The Board of Directors believes that the Purchase Plan advances the interests of the Company and its stockholders by providing its employees with an opportunity through payroll deductions to purchase shares of Common Stock and is helpful in attracting, retaining and rewarding valued employees. To provide an adequate reserve of shares to permit the Company to continue offering employees a stock purchase opportunity, the Board of Directors has adopted the Purchase Plan, subject to and effective upon the date of stockholder approval (the “Effective Date”).

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSED 2010 EMPLOYEE STOCK PURCHASE PLAN.

Summary of the Purchase Plan

The following summary of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan, which is attached as Annex B to this Proxy Statement.

General. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under the Code. Each participant in the Purchase Plan is granted at the beginning of each offering under the Purchase Plan (an “Offering”) the right to purchase (a “Right” or “Purchase Right”) through accumulated post-tax payroll deductions up to a number of shares of the Common Stock of the Company determined on the first day of the Offering. The Purchase Right is automatically exercised on the last day of each Offering Period (as defined below) (each, a “Purchase Date”) during the Offering unless the participant has withdrawn from participation in the Purchase Plan prior to such date.

Shares Subject to the Purchase Plan. The Purchase Plan covers an aggregate of 3,000,000 shares of the Company’s Common Stock. If any Purchase Right expires, terminates or is canceled, the shares allocable to the unexercised portion of such Purchase Right will again be available for issuance under the Purchase Plan. To prevent dilution or enlargement of the rights of participants under the Purchase Plan, appropriate adjustments to the number of shares subject to the Purchase Plan will be made if any change is made to the outstanding Common Stock by reason of merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company. The conversion of preferred stock of the Company into Common Stock of the Company shall not be treated as a transaction that does not involve the receipt of consideration by the Company.

Administration. The Purchase Plan is administered by the Board and may be delegated to the Compensation Committee or other such committee or subcommittee duly appointed by the Board comprised of two or more members. Subject to the provisions of the Purchase Plan, the Board determines the terms and conditions of

Purchase Rights granted under the Purchase Plan. The Board will interpret the Purchase Plan and Purchase Rights granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Purchase Plan or any Purchase Right.

Eligibility. Except employees in certain jurisdictions with unfavorable laws or regulations regarding stock purchase plans, any employee of the Company or any present or future parent or subsidiary corporation of the Company designated by the Board for inclusion in the Purchase Plan is eligible to participate in an Offering under the Purchase Plan so long as the employee has been continuously employed by the Company for a period preceding the commencement of an offering period of not less than 90 days and not more than two years, as more specifically determined by the Company in the Offering. However, no employee who owns or holds options to purchase, or who, as a result of participation in the Purchase Plan, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company is eligible to participate in the Purchase Plan. As of March 1, 2010 approximately 3,000 employees would be eligible to participate in the Purchase Plan were it then in effect.

Offerings. Generally, each Offering under the Purchase Plan will be for a period of six months (an “Offering Period”) commencing on or about January 1 and July 1 of each year. The Board may establish a different term for one or more Offerings, not to exceed 27 months, or different commencement or ending dates for any Offering Period.

Participation and Purchase of Shares. Participation in an Offering under the Purchase Plan is limited to eligible employees who deliver a properly completed participation agreement and who authorize payroll deductions prior to the first day of an Offering Period (the “Offering Date”). Payroll deductions may not exceed ten percent (10%) (or such other rate as the Board determines) of an employee’s compensation on any payday during the Offering Period (“Plan Deductions”). An employee who becomes a participant in the Purchase Plan will automatically participate in each subsequent Offering Period beginning immediately after the last day of the Offering Period in which he or she is a participant until the employee withdraws from the Purchase Plan, becomes ineligible to participate, or terminates employment.

Subject to any uniform limitations or notice requirements imposed by the Company, a participant may decrease his or her rate of payroll deductions or withdraw from the Purchase Plan at any time during an Offering. Upon withdrawal, the Company will refund without interest the participant’s accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from an Offering, that participant may not again participate in the same Offering.

Subject to certain limitations, each participant in an Offering is granted a Purchase Right covering a number of whole shares determined by dividing such participant’s Plan Deductions by the purchase price as defined in the applicable Offering. The maximum number of shares of Common Stock that may be purchased by a participant during an Offering is 2,500 shares, however, the Board may also set a lower maximum number of shares that any Eligible Employee may purchase in any single Offering. In addition, no participant may purchase shares of Common Stock under the Purchase Plan or any other employee stock purchase plan of the Company having a fair market value (measured on the first day of the Offering Period in which the shares are purchased) exceeding $25,000 for each calendar year in which a Purchase Right is outstanding at any time. Purchase Rights are nontransferable and may only be exercised by the participant.

On each Purchase Date, the Company issues to each participant in the Offering the number of shares of the Company’s Common Stock determined by dividing the amount of payroll deductions accumulated for the participant during the Offering Period by the purchase price, limited in any case by the number of shares subject to the participant’s Purchase Right for that Offering. The price at which shares are sold under the Purchase Plan is established by the Board but may not be less than 85% of the fair market value per share of Common Stock on the Offering Date or the Purchase Date, subject to adjustment as provided in the Purchase Plan. The fair market value of the Common Stock on any relevant date generally will be the closing price per share as reported on the

Nasdaq Global Market. On March 26, 2010, the closing price per share of Common Stock was $2.75. Any Plan Deductions not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of Common Stock, in which case the remaining amount may be applied to the next Offering Period, or will be refunded in the event the employee chooses not to participate in the Purchase Plan during such Offering Period.

Certain Changes in Securities. The Purchase Plan provides that in the event of: (i) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; or (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then: (1) any surviving or acquiring corporation may assume Rights outstanding under the Purchase Plan or may substitute similar rights for those outstanding under the Purchase Plan, or (2) in the event any surviving or acquiring corporation does not assume such Rights or substitute similar rights for those outstanding under the Purchase Plan, then, as determined by the Board in its sole discretion, such Rights may generally continue in full force and effect or the Participants’ accumulated payroll deductions may be used to purchase shares of the Common Stock immediately prior to such transaction under the ongoing Offering and the participants’ Rights under and ongoing Offering that is subsequently terminated.

Sub-plans. The Board may adopt one or more sub-plans of the Purchase Plan as the Board deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom or foreign jurisdictions applicable to participants in the Purchase Plan. The provisions of any sub-plan may include additional restrictions or conditions applicable to Rights or shares issuable pursuant to a Right.

Termination or Amendment. The Purchase Plan will continue until terminated by the Board or until all of the shares reserved for issuance under the Purchase Plan have been issued. The Board may at any time amend, suspend or terminate the Purchase Plan, except that the approval of the Company’s stockholders is required within twelve months of the adoption of any amendment that either increases the number of shares authorized for issuance under the Purchase Plan, modifies the provisions of eligibility to participate in the Purchase Plan or makes other changes requiring stockholder approval to comply with applicable law including the provisions applicable law including Section 423 of the Code.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the United States federal income tax consequences.

Generally, there are no tax consequences to an employee of either becoming a Participant in the Purchase Plan or purchasing shares under the Purchase Plan. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the Offering Date or within one year after the Purchase Date on which the shares are acquired (a “disqualifying disposition”), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the Purchase Date and the purchase price. Such income may be subject to withholding of tax. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss.

If the participant disposes of shares at least two years after the Offering Date and at least one year after the Purchase Date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and purchase price (determined as if the Purchase Right were exercised on the Offering Date). Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the participant owns the shares at the time of the participant’s death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and the purchase price (determined as if the Purchase Right were exercised on the Offering Date) is recognized as ordinary income in the year of the participant’s death.

If the exercise of a Purchase Right does not constitute an exercise pursuant to an “employee stock purchase plan” under section 423 of the Code, the exercise of the Purchase Right will be treated as the exercise of a nonstatutory stock option. The participant would therefore recognize ordinary income on the Purchase Date equal to the excess of the fair market value of the shares acquired over the purchase price. Such income is subject to withholding of income and employment taxes. Any gain or loss recognized on a subsequent sale of the shares, as measured by the difference between the sale proceeds and the sum of (i) the purchase price for such shares and (ii) the amount of ordinary income recognized on the exercise of the Purchase Right, will be treated as a capital gain or loss, as the case may be.

If the participant disposes of the shares in a disqualifying disposition the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed for the Company.

New Plan Benefits and Additional Information

Because benefits under the Purchase Plan will depend on employees’ elections to participate and the fair market value of the Company’s Common Stock at various future dates, it is not possible to determine the benefits that will be received by employees if the Purchase Plan is approved by the stockholders. Non-employee Directors are not eligible to participate in the Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of February 5, 2010, certain information with respect to the beneficial ownership of the Company’s Common Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, Series B-1 Preferred Stock or Series B-2 Preferred Stock (ii) each director and director-nominee of the Company, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group.

	Shares of Common Stock Beneficially Held		Shares of Series B-1 Preferred Stock Beneficially Held		Shares of Series B-2 Preferred Stock Beneficially Held
Name and Address of Beneficial Owner (1)	Amount (2)	Percent (3)	Amount (2)	Percent (3)	Amount (2)	Percent (3)
Royce & Associates, LLC (4) 1414 Avenue of the Americas New York, New York 10019	3,088,867	5.9%	—	*	—	*

Mistral Equity Partners LP (5) 425 Lexington Avenue 3rd Fl. CIBC Wood Gundy New York NY 10017	11,852,400	18.4%	118,524	69.7%	—	*

Mistral Equity GP LLC (6) 425 Lexington Avenue 3rd Fl. CIBC Wood Gundy New York NY 10017	4,270,200	7.5%	42,702	25.1%	—	*

MEP Co-Invest, LLC (7) 425 Lexington Avenue 3rd Fl. CIBC Wood Gundy New York NY 10017	877,400	1.6%	8,774	5.2%	—	*

CanBa Investments, LLC (8) 210 Shields Court Markham A6 L3R8V2	8,069,900	13.3%	—	*	80,609	60.0%

Front Street Investment Management, Inc. (9) 130 King Street, Suite 3000 Toronto, Ontario M5X 1J9	2,330,300	4.2%	—	*	23,303	17.3%

JRP Citadel, Inc. (10) 555 Steeprock Drive Downsview, ON M3J 2Z6	1,739,200	3.2%	—	*	17,392	12.9%

James D. White (11)	535,593	1.0%	—	*	—	*

Karen L. Luey (12)	113,860	*	—	*	—	*

Michael W. Fox (13)	131,925	*	—	*	—	*

Thibault de Chatellus (14)	181,710	*	—	*	—	*

Gregory A. Schwartz (15)	62,150	*	—	*	—	*

Steven R. Berrard (16)	1,330,468	2.5%	—	*	—	*

Thomas C. Byrne (17)	929,227	1.8%	—	*	—	*

Richard L. Federico (18)	97,243	*	—	*	—	*

Brian Swette (19)	157,300	*	—	*	—	*

Ramon Martin-Busutil (20)	252,933	*	—	*	—	*

Lesley H. Howe (21)	63,800	*	—	*	—	*

Michael Serruya (22)	12,863	*	—	*	—	*

Andrew R. Heyer (5)(6)(7)	17,000,000	24.4%	170,000	100%	—	*

Beth Bronner	—	*	—	*	—	*

All current directors and executive officers as a group (23)	20,869,072	29.2%	170,000	100%	—	*

*	Less than 1%
(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and to the information contained in the footnotes to this table. This table is based upon the most current information supplied to us by current and former officers and directors of the Company and upon information gathered by us about principal stockholders known to us based on a Schedule 13G or 13D filed with the Securities and Exchange Commission.

(2)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon exercise of options or warrants or conversion of preferred stock.

(3)	Calculated on the basis of 52,717,478 shares of Common Stock, 170,000 shares of Series B-1 Preferred Stock and 134,348 shares of Series B-2 Preferrd Stock outstanding as of February 5, 2010, provided that any additional shares of Common Stock that a stockholder has the right to acquire within 60 days after February 5, 2010 are deemed to be held and outstanding for the purpose of calculating that stockholder’s percentage of beneficial ownership but not the percentages of beneficial ownership of other stockholders.

(4)	Based on a Schedule 13-G filed by Royce & Associates LLC on January 25, 2010.

(5)	Represents 118,524 shares of Series B-1 Preferred Stock directly owned by Mistral Equity Partners, LP (“MEP”), a Delaware limited partnership, of which Mistral Equity GP, LLC (“ME GP”) is the general partner. The shares of Series B-1 Preferred Stock are currently convertible into 11,852,400 shares of Common Stock, subject to adjustment. Mr. Heyer is the chief executive officer, sole managing member and a managing director of ME GP. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934 (the “Act”), ME GP may be deemed to be the beneficial owner of any securities that may be deemed to be beneficially owned by MEP, and Mr. Heyer may be deemed to be the beneficial owner of any securities that may be deemed to be beneficially owned by MEP and ME GP. ME GP may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 of the Act) in an indeterminate portion of the securities reported as beneficially owned by MEP, and Mr. Heyer may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 of the Act) in an indeterminate portion of the securities reported as beneficially owned by MEP and ME GP.

(6)	Represents 42,702 shares of Series B-1 Preferred Stock directly owned by Mistral Equity Partners QP, LP (“MEP QP”), a Delaware limited partnership, of which ME GP is the general partner. The shares of Series B-1 Preferred Stock are currently convertible into 4,270,200 shares of Common Stock, subject to adjustment. Mr. Heyer is the chief executive officer, sole managing member and a managing director of ME GP. By reason of the provisions of Rule 16a-1 of the Act, ME GP may be deemed to be the beneficial owner of any securities that may be deemed to be beneficially owned by MEP QP, and Mr. Heyer may be deemed to be the beneficial owner of any securities that may be deemed to be beneficially owned by MEP QP and ME GP. ME GP may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 of the Act) in an indeterminate portion of the securities reported as beneficially owned by MEP QP, and Mr. Heyer may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 of the Act) in an indeterminate portion of the securities reported as beneficially owned by MEP QP and ME GP.

(7)	Represents 8,774 shares of Series B-1 Preferred Stock directly owned by MEP Co-Invest, LLC (“MEP C-I”), a Delaware limited liability company, of which Mr. Heyer is the sole managing member. The shares of Series B-1 Preferred Stock are currently convertible into 877,400 shares of Common Stock, subject to adjustment. By reason of the provisions of Rule 16a-1 of the Act, Mr. Heyer may be deemed to be the beneficial owner of any securities that may be deemed to be beneficially owned by MEP C-I. Mr. Heyer may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 of the Act) in an indeterminate portion of the securities reported as beneficially owned by MEP C-I.

(8)	Represents 80,609 shares of Series B-2 Preferred Stock directly owned by CanBa Investments, LLC. The shares of Series B-2 Preferred Stock are currently convertible into 8,060,900 shares of Common Stock, subject to adjustment.

(9)	Represents 23,303 shares of Series B-2 Preferred Stock directly owned by Front Street Investment Management, Inc. The shares of Series B-2 Preferred Stock are currently convertible into 2,330,300 shares of Common Stock, subject to adjustment.

(10)	Represents 17,392 shares of Series B-2 Preferred Stock directly owned by JRP Citadel, Inc. The shares of Series B-2 Preferred Stock are currently convertible into 1,739,200 shares of Common Stock, subject to adjustment.
(11)	Represents 160,593 shares of Common Stock held by Mr. White and 375,000 shares of Common Stock issuable upon the exercise of vested options held by Mr. White.

(12)	Represents 47,500 shares of Common Stock held by Ms. Luey and 66,360 shares of Common Stock issuable upon exercise of vested options held by Ms. Luey.

(13)	Represents 42,900 shares of Common Stock held by Mr. Fox and 89,025 shares of Common Stock issuable upon exercise of vested options held by Mr. Fox.

(14)	Represents 66,500 shares of Common Stock held by Mr. de Chatellus, and 115,210 shares of Common Stock issuable upon exercise of vested options held by Mr. de Chatellus.

(15)	Represents 13,000 shares of Common Stock held by Mr. Schwartz and 49,150 shares of Common Stock issuable upon exercise of vested options held by Mr. Schwartz.

(16)	Represents 990,868 shares of Common Stock held by Mr. Berrard, 937,535 of which are directly held by Mr. Berrard and of which 53,333 shares are indirectly held by Berrard Holding Limited Partnership, of which Mr. Berrard is President. Includes warrants to purchase 250,000 shares of Common Stock held directly by Mr. Berrard and 89,600 shares of Common Stock issuable upon exercise of vested options held by Mr. Berrard.

(17)	Represents 562,493 shares of Common Stock held by Mr. Byrne, warrants to purchase 150,000 shares of Common Stock held directly by Mr. Byrne, and 216,734 shares of Common Stock issuable upon exercise of vested options held by Mr. Byrne.

(18)	Represents 15,000 shares of Common Stock held by Mr. Federico and 82,243 shares of Common Stock issuable upon exercise of vested options held by Mr. Federico.

(19)	Represents 83,000 shares of Common Stock held by Mr. Swette and 74,300 shares of Common Stock issuable upon exercise of vested options held by Mr. Swette.

(20)	Represents 45,300 shares of Common Stock held by Mr. Martin-Busutil and 207,633 shares of Common Stock issuable upon exercise of vested options held by Mr. Martin-Busutil.

(21)	Represents 20,000 shares of Common Stock held by Mr. Howe and 43,800 shares of Common Stock issuable upon exercise of vested options held by Mr. Howe.

(22)	Represents 12,863 shares of Common Stock issuable upon exercise of vested options held by Mr. Serruya.

(23)	Represents 2,047,154 shares of Common Stock, 1,421,918 shares of Common Stock issuable upon the exercise of vested options, 400,000 shares of Common Stock issuable upon the exercise of warrants and 17,000,000 shares of Common Stock issuable upon the conversion of Series B-1 Preferred Stock. See Notes 11 through 22, above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were complied with for Fiscal 2009.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the next Annual Meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than 120 days prior to the anniversary of the this year’s proxy materials were released to stockholders, which date shall be December 2, 2010. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the Annual Meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than the above date.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, our proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice, or for stockholders receiving a paper copy of proxy materials, a proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Jamba stockholders will be “householding” our proxy materials. A single Notice, or for stockholders receiving a paper copy of proxy materials, a proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, or for stockholders receiving a paper copy of proxy materials, a proxy statement and annual report, please notify your broker, direct your written request to Investor Relations Department, Jamba, Inc., 6475 Christie Avenue, Suite 150, Emeryville, CA 94608 or contact our Corporate Secretary by telephone at (510) 596-0100. Stockholders who currently receive multiple copies of the Notice, or for stockholders receiving a paper copy of proxy materials, a proxy statement at their address and would like to request “householding” of their communications should contact their broker.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,

MICHAEL W. FOX

Secretary

April 1, 2010

Annex A

JAMBA, INC.

AMENDED AND RESTATED 2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Jamba, Inc. Amended and Restated 2006 Employee, Director and Consultant Stock Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $0.001 par value per share.

Company means Jamba, Inc., a Delaware corporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Fair Market Value of a Share of Common Stock means:

(1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the trading day that is the applicable date;

(2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day that is the applicable date; and

(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this Jamba, Inc. Amended and Restated 2006 Employee, Director and Consultant Stock Plan.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan—an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

Substitute Awards shall mean Stock Rights granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or with which the Company combines.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

~~(a)~~	~~The number of Shares which may be issued from time to time pursuant to this Plan shall be 5,000,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan.~~

(a)

~~If an Option ceases to be “outstanding,” in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised in whole or in part, by tender of Shares or~~

 ~~if the Company’s tax withholding obligation is satisfied by withholding Shares, the number of Shares needed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued.~~

a. Subject to adjustment as provided in Paragraph 24, a total of 8 million Shares shall be authorized for grant under the Plan (consisting of the five million shares originally authorized upon the adoption of the Plan and a three million share increase), less one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted after December 31, 2009 and 1.15 Shares for every one (1) Share that was subject to a Stock Right other than an option or stock appreciation right granted after December 31, 2009. Any Shares that are subject to Options or stock appreciation rights shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Stock Rights other than Options or stock appreciation rights shall be counted against this limit as 1.15 Shares for every one (1) Share granted.

b. If (i) any Shares subject to a Stock Right are forfeited, a Stock Right expires or a Stock Right is settled for cash (in whole or in part), the Shares subject to such Stock Right shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Stock Rights under the Plan, in accordance with Paragraph 3.d. below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Paragraph: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, or to satisfy any tax withholding obligation with respect to a Stock Right, and (ii) Shares subject to a stock appreciation right that are not issued in connection with its stock settlement on exercise thereof and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

c. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable limitations applicable to a Participant under Paragraph 30.e., nor shall Shares subject to a Substitute Award again be available for Stock Rights under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in subparagraph b. above. Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Stock Rights under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Stock Rights using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

d. Any Shares that again become available for grant after December 31, 2009 pursuant to this Section shall be added back as (i) one (1) Share if such Shares were subject to Options or stock appreciation rights granted under the Plan, and (ii) as 1.15 Shares if such Shares were subject to Stock Rights other than Options or stock appreciation rights granted under the Plan.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

a.	Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b.	Determine which Employees, directors and consultants shall be granted Stock Rights;

c.	Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 1,000,000 Shares be granted to any Participant in any fiscal year;

d.	Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

e.	Make changes to any outstanding Stock Right, including, without limitation, to ~~reduce or increase the exercise price or purchase price,~~ accelerate the vesting schedule or extend the expiration date, provided that no such change shall impair the rights of a Participant under any grant previously made without such Participant’s consent; however, the Committee shall not without the approval of the Company’s stockholders (a) lower the exercise price per Share of an Option or stock appreciation right after it is granted, (b) cancel an Option or stock appreciation right when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Stock Right (other than as provided in Paragraph 24 or a Substitute Award), or (c) take any other action with respect to an Option or stock appreciation right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded;

f.	Buy out for a payment in cash or Shares, a Stock Right previously granted and/or cancel any such Stock Right and grant in substitution therefor other Stock Rights, except as prohibited under Subparagraph 4.e., ~~covering the same or a different number of Shares and having an exercise price or purchase price per share which may be lower or higher than the exercise price or purchase price of the cancelled Stock Right~~, based on such terms and conditions as the Administrator shall establish and the Participant shall accept; and

g.	Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right.

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, conclusive and binding on all persons or entities, including the Company and any Participant, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

A. Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

a.	Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock (other than for a Substitute Award).

b.	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

c.	Option Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted.

d.	Option Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

i.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

ii.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

~~ii.~~e.	An Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

B. ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

a.	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clauses (a) and (e) thereunder.

b.	Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

i.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

ii.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

c.	Term of Option: For Participants who own:

i.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

ii.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

d.	Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a) Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

(b) Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c) Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Board shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, dividend equivalent rights, phantom stock awards, or stock units. Dividend equivalent rights may not be granted in connection with an Option or stock appreciation right. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. In the case of a stock appreciation right, the grant price (per share) of the Shares covered by each stock appreciation right shall not be less than the Fair Market Value per share of Common Stock (other than for a Substitute Award), and no stock appreciation right shall be exercisable after the expiration of ten (10) years from the date the stock appreciation right is granted.

9.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option ~~and held for at least six months~~, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,’’ it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky’’ laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 27) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such Option including, but not limited to, pursuant to Section 409A of the Code.

10.	ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock ~~held for at least six months and~~ having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock Based-Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above; or (e) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine.

The Company shall then, if required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant.

11.	RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement, and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company’s share register in the name of the Participant.

12.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than ~~(i)~~ by will or by the laws of descent and distribution~~, or (ii) as approved by the Administrator in itsdiscretion and set forth in the applicable Agreement~~ . Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a.

A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause”, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

b.	Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

c.	The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d.	Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause”, then such Participant shall forthwith cease to have any right to exercise any Option.

e.	A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

f.	Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause” prior to the time that all his or her outstanding Options have been exercised:

a.	All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited.

b.	For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.	“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause”, then the right to exercise any Option is forfeited.

d.	Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement:

a.	A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

(i)	To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

(ii)	In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

b.	A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

c.	The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement:

a.	In the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

(i)	To the extent that the Option has become exercisable but has not been exercised on the date of death; and

(ii)	In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

b.	If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

17.	EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

18.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination “for cause,” Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all Company rights of repurchase shall have lapsed, then the Company shall have the right to repurchase that number of Shares subject to a Stock Grant as to which the Company’s repurchase rights have not lapsed.

19.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause”:

a.	All Shares subject to any Stock Grant shall be immediately subject to repurchase by the Company at the purchase price, if any, thereof.

b.	For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.	“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause’’ occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the Company’s right to repurchase all of such Participant’s Shares shall apply.

d.	Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

20.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21.	EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

22.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a.	The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

b.	At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

23.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

A. Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitation in Paragraph 4(c) shall also be proportionately adjusted upon the occurrence of such events.

B. Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either (a) to the extent then exercisable or, (b) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either (a) to the extent then exercisable or, (b) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Grants.

C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance of the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

D. Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs A, B or C above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to the effect if any, of a Change in Control and, subject to Paragraph 4, its determination shall be conclusive.

E. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO.

25.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 29) or upon the lapsing of any right of repurchase, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

29.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.	CODE SECTION 162(m) PROVISIONS

a. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Stock Right is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Stock Right, a Covered Employee, then the Committee may provide that this Paragraph 30 is applicable to such Stock Right.

b. Performance Criteria. If the Committee determines that a Stock Right is intended to be subject to this Paragraph 30, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin, gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

c. Adjustments. Notwithstanding any provision of the Plan (other than Paragraph 24), with respect to any Stock Right that is subject to this Paragraph 30, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Stock Right, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

d. Restrictions. The Committee shall have the power to impose such other restrictions on Stock Rights subject to this Paragraph as it may deem necessary or appropriate to ensure that such Stock Rights satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

e. Limitations on Grants to Individual Participants. Subject to adjustment as provided in Paragraph 24, no Participant may be granted Stock Rights during any fiscal year with respect to more than 1,000,000 Shares that are intended to comply with the performance-based exception under Code Section 162(m). If a Stock Right is cancelled, the cancelled Stock Right shall continue to be counted toward this limitation.

31.	COMPLIANCE WITH SECTION 409A OF THE CODE.

This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that a Stock Right or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Stock Right shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of a Stock Right or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

~~30~~.32.	TERMINATION OF THE PLAN.

The Plan will terminate on 10 years after adoption, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

~~32~~.33.	AMENDMENT OF THE PLAN AND AGREEMENTS.

~~The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national~~

 ~~securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.~~

The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders to the extent required by such applicable law, amend the Plan to (a) increase the number of Shares that may be the subject of Stock Rights under the Plan (except for adjustments pursuant to Paragraph 24), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Paragraph 4.e. to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any Option specified by Paragraph 6.A.c. or the maximum permissible term of a stock appreciation right specified by Paragraph 8, or (f) increase the limitations in Paragraph 30.e. The Board may not, without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one Share or take any action with respect to an Option or stock appreciation right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a stock appreciation right or the exchange of an Option or stock appreciation right for cash or another Stock Right. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Stock Right previously granted without such Participant’s consent.

~~32.~~34.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

~~33.~~35.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

Annex B

JAMBA, INC.

EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE.

(A) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Affiliates may be given an opportunity to purchase shares of the Common Stock of the Company.

(B) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(C) The Company intends that the Rights to purchase shares of the Common Stock granted under the Plan be considered options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

2.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following capitalized terms, as used in this Jamba, Inc. Employee Stock Purchase Plan, have the following meanings:

“Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a Committee appointed by the Board in accordance with subparagraph 3(c) of the Plan.

“Common Stock” means the Common Stock of the Company.

“Company” means Jamba, Inc., a Delaware corporation.

“Director” means a member of the Board.

“Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering.

“Employee” means any person, including Officers and Directors, employed by the Company or an Affiliate of the Company. Neither service as a Director nor payment of a director’s fee shall be sufficient to constitute “employment” by the Company or the Affiliate.

“Employee Stock Purchase Plan” means a plan that grants rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the value of a security, as determined in good faith by the Board, provided, that if the Board does not otherwise determine the value of the Common Stock for purposes of purchases under this Plan, then if the security is listed on any established stock exchange or traded on the Nasdaq Global Select Market, Nasdaq Global Market or the Nasdaq Capital Market, then, except as otherwise provided in the Offering, the Fair Market Value of the security shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable, or if such date is not a trading day, then on the next preceding trading day.

“Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

“Offering” means the grant of Rights to purchase shares of the Common Stock under the Plan to Eligible Employees.

“Offering Date” means a date selected by the Board for an Offering to commence.

“Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

“Participant” means an Eligible Employee who holds an outstanding Right granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Right granted under the Plan.

“Plan” means this Jamba, Inc. Employee Stock Purchase Plan.

“Purchase Date” means one or more dates established by the Board during an Offering on which Rights granted under the Plan shall be exercised and purchases of shares of the Common Stock carried out in accordance with such Offering.

“Right” means an option to purchase shares of the Common Stock granted pursuant to the Plan.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

3.	ADMINISTRATION.

(a) The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee as provided in subparagraph 3(c), in which case the Committee shall be the Administrator. Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board (or a Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1) To determine when and how Rights to purchase shares of the Common Stock shall be granted and the provisions of each Offering of such Rights (which need not be identical).

(2) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(3) To construe and interpret the Plan and Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(4) To amend the Plan as provided in paragraph 14.

(5) To terminate or suspend the Plan as provided in paragraph 16.

(6) To adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Rights or Shares issuable pursuant to a Right.

(7) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c) The Board may delegate administration of the Plan to a committee of the Board composed of two (2) or more members, all of the members of which committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors (a “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish any Committee or subcommittee thereof at any time and revest in the Board the administration of the Plan.

Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Right granted under it shall be final, unless otherwise determined by the Board, if the Administrator is the Committee.

To the extent permitted under applicable law, the Board or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board or the Committee may revoke any such allocation or delegation at any time.

4.	SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of paragraph 13 relating to adjustments upon changes in securities, the shares of the Common Stock that may be sold pursuant to Rights granted under the Plan shall not exceed in the aggregate three million (3,000,000) shares of the Common Stock (the “Reserved Shares”). If any Right granted under the Plan shall for any reason terminate without having been exercised, the shares of the Common Stock not purchased under such Right shall again become available for the Plan.

(b) The shares of the Common Stock subject to the Plan may be unissued shares of the Common Stock or shares of the Common Stock that have been bought on the open market at prevailing market prices or otherwise.

5.	GRANT OF RIGHTS; OFFERING.

The Board may from time to time grant or provide for the grant of Rights to purchase shares of the Common Stock under the Plan to Eligible Employees in an Offering on an Offering Date or Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Rights to purchase shares of the Common Stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 6 through 9, inclusive.

6.	ELIGIBILITY.

(a) Rights may be granted only to Employees of the Company or, as the Board may designate as provided in subparagraph 3(b), to Employees of an Affiliate. Except as provided in subparagraph 6(b), an Employee shall not be eligible to be granted Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Affiliate, as the case may be, for such continuous period preceding such grant as the Board may require, but in no event shall the required period of continuous employment be less than ninety (90) days or equal to or greater than two (2) years; provided, however, that Employees who are employed by the Company as of the Effective Date of this Plan who would otherwise be Eligible Employees if not for the required period of continuous employment with the Company shall be eligible to participate in the Plan with respect to the first Offering Period without regard to their period of prior continuous employment with the Company provided that they remain in continuous employment through the end of the first Offering Period.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Right under that Offering, which Right shall thereafter be deemed to be a part of that Offering. Such Right shall have the same characteristics as any Rights originally granted under that Offering, as described herein, except that:

(1) the date on which such Right is granted shall be the “Offering Date” of such Right for all purposes, including determination of the exercise price of such Right;

(2) the period of the Offering with respect to such Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(3) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Right under that Offering.

(c) No Employee shall be eligible for the grant of any Rights under the Plan if, immediately after any such Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding rights and options shall be treated as stock owned by such Employee.

(d) An Eligible Employee may be granted Rights under the Plan only if such Rights, together with any other Rights granted under all Employee Stock Purchase Plans of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee’s rights to purchase shares of the Common Stock or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of the fair market value of such shares of the Common Stock (determined at the time such Rights are granted) for each calendar year in which such Rights are outstanding at any time.

(e) The Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.	RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted the Right to purchase up to:

(1) the number of shares of the Common Stock purchasable with a percentage designated by the Board not exceeding ten percent (10%) of such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering;

(2) the number of shares of the Common Stock purchasable with a maximum dollar amount designated by the Board that, as the Board determines for a particular Offering, (1) shall be withheld, in whole or in part, from such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering and/or (2) shall be contributed, in whole or in part, by such Employee during such period;or

(3) 2,500 shares of Common Stock.

(b) The Board shall establish one or more Purchase Dates during an Offering on which Rights granted under the Plan shall be exercised and purchases of shares of the Common Stock carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a lesser maximum number of shares of the Common Stock that may be purchased by any Participant as well as a maximum aggregate number of shares of the Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of the Common Stock which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of shares of the Common Stock upon exercise of Rights granted under the Offering would exceed any such maximum aggregate amount, the Board shall make a pro rata allocation of the shares of the Common Stock available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(d) The purchase price of shares of the Common Stock acquired pursuant to Rights granted under the Plan shall be not less than the lesser of:

(1) an amount equal to eighty-five percent (85%) of the fair market value of the shares of the Common Stock on the Offering Date; or

(2) an amount equal to eighty-five percent (85%) of the fair market value of the shares of the Common Stock on the Purchase Date.

8.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage or dollar cap specified by the Board of such Employee’s Earnings during the Offering (as defined in each Offering). The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and either may be deposited with the general funds of the Company or may be deposited in a separate account in the name of, and for the benefit of, such Participant with a financial institution designated by the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

(b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such Withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of the Common Stock for the Participant) under the Offering, without interest unless otherwise specified in the Offering, and such Participant’s interest in that Offering shall be automatically terminated. A Participant’s withdrawal from an Offering will have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan but such Participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating Employee’s employment with the Company or a designated Affiliate for any reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of the Common Stock for the terminated Employee) under the Offering, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subparagraph 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

(d) Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 15 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such Rights are granted.

9.	EXERCISE.

(a) On each Purchase Date specified therefor in the relevant Offering, each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of shares of the Common Stock up to the maximum number of shares of the Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares of the Common Stock shall be issued upon the exercise of Rights granted under the Plan unless specifically provided for in the Offering.

(b) Unless otherwise specifically provided in the Offering, the amount, if any, of accumulated payroll deductions remaining in any Participant’s account after the purchase of shares of the Common Stock that is equal to the amount required to purchase one or more whole shares of the Common Stock on the final Purchase Date of the Offering shall be distributed in full to the Participant at the end of the Offering, without interest. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subparagraph 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering. The amount of accumulated payroll deductions remaining in any Participant’s account that is less than the amount required to purchase one whole share of Common Stock on the final Purchase Date of the Offering shall be carried over to the next Offering or shall, if the Participant requests or does not participate in the next Offering, be refunded.

(c) No Rights granted under the Plan may be exercised to any extent unless the shares of the Common Stock to be issued upon such exercise under the Plan (including Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Participants, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subparagraph 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

10.	COVENANTS OF THE COMPANY.

(a) During the terms of the Rights granted under the Plan, the Company shall ensure that the number of shares of the Common Stock required to satisfy such Rights are available.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of the Common Stock upon exercise of the Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of shares of the Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of the Common Stock upon exercise of such Rights unless and until such authority is obtained.

11.	USE OF PROCEEDS FROM SHARES.

Proceeds from the sale of shares of the Common Stock pursuant to Rights granted under the Plan shall constitute general funds of the Company.

12.	RIGHTS AS A STOCKHOLDER.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of the Common Stock subject to Rights granted under the Plan unless and until the Participant’s shares of the Common Stock acquired upon exercise of Rights under the Plan are recorded in the books of the Company.

13.	ADJUSTMENTS UPON CHANGES IN SECURITIES.

(a) If any change is made in the shares of the Common Stock subject to the Plan, or subject to any Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares of the Common Stock subject to the Plan pursuant to subparagraph 4(a), and the outstanding Rights will be appropriately adjusted in the class(es), number of shares of the Common Stock and purchase limits of such outstanding Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction that does not involve the receipt of consideration by the Company.)

(b) In the event of: (i) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; or (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then: (1) any surviving or acquiring corporation may assume Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the Company’s stockholders in the transaction described in this subparagraph 13(b)) for those outstanding under the Plan, or (2) in the event any surviving or acquiring corporation does not assume such Rights or substitute similar rights for those outstanding under the Plan, then, as determined by the Board in its sole discretion, such Rights may continue in full force and effect or the Participants’ accumulated payroll deductions (exclusive of any accumulated interest which cannot be applied toward the purchase of shares of the Common Stock under the terms of the Offering) may be used to purchase shares of the Common Stock immediately prior to the transaction described above under the ongoing Offering and the Participants’ Rights under the ongoing Offering thereafter terminated.

14.	AMENDMENT OF THE PLAN.

(A) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 13 relating to adjustments upon changes in securities and except as to minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Affiliate, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code, Rule 16b-3 under the Exchange Act and any Nasdaq or other securities exchange listing requirements. Currently under the Code, stockholder approval within twelve (12) months before or after the adoption of the amendment is required where the amendment will:

(1) Increase the number of shares of the Common Stock reserved for Rights under the Plan;

(2) Modify the provisions as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3; or

(3) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

(B) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Rights granted under it into compliance therewith.

(C) Rights and obligations under any Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

15.	DESIGNATION OF BENEFICIARY.

(A) A Participant may file a written designation of a beneficiary who is to receive any shares of the Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of the Common Stock and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.

(B) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of the Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of the Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of the Common Stock subject to the Plan’s reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective simultaneously with the effectiveness of the Company’s registration statement under the Securities Act with respect to the shares reserved for issuance under the Plan (the “Effective Date”), but no Rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the Effective Date.

18.	COMPLIANCE WITH COMPANY POLICIES AND APPLICABLE LAWS.

The Rights granted under this Plan are granted subject to (i) the employment and corporate policies of the Company including but not limited to the insider trading policies of the Company, and (ii) applicable state and federal laws.

JAMBA, INC. ATTN: CORPORATE SECRETARY 6475 CHRISTIE AVE SUITE 150 EMERYVILLE, CA 94608

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # →

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal(s):
1.	Election of Directors
	Nominees			For	Against	Abstain
01	James D. White			☐	☐	☐
02	Lesley H. Howe			☐	☐	☐
03	Richard L. Federico			☐	☐	☐
04	Brian Swette			☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal(s):				For	Against	Abstain
2	Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm.			☐	☐	☐
3

To approve our 2006 employee, director and consultant stock plan, as amended and restated, to change the authorized aggregate number of shares issuable under the plan from 5,000,000 to 8,000,000 and to make such other changes as described herein.

				☐	☐	☐
4	To approve the adoption of our 2010 employee stock purchase plan and to authorize an aggregate of 3,000,000 shares issuable under the plan.			☐	☐	☐

NOTE: With discretionary authority, to transact such other business as may properly come before the meeting or any adjournment or postponement thereof. At this time the persons making this solicitation know of no other matters to be presented at the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

            Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

            The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.

JAMBA, INC. Annual Meeting of Stockholders May 20, 2010 8:00 A.M. This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) James D. White and Karen L. Luey, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of equity securities of Jamba, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., local time on May 20, 2010, at the Jamba Juice Support Center, 6475 Christie Avenue, Suite 150, Emeryville, CA, 94608, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND “FOR” PROPOSALS TWO, THREE AND FOUR.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

Meeting Information
Meeting Type: Annual Meeting
JAMBA, INC.	For holders as of: March 25, 2010
Date: May 20, 2010 Time: 8:00 A.M. PDT
	Location:	6475 Christie Ave
Suite 150
Emeryville, CA 94608

JAMBA, INC. ATTN: CORPORATE SECRETARY 6475 CHRISTIE AVE SUITE 150 EMERYVILLE, CA 94608	You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement    2. Form 10-K

How to View Online:

Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1)  BY INTERNET:           www.proxyvote.com

2)  BY TELEPHONE:       1-800-579-1639

3)  BY E-MAIL*:               sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 06, 2010 to facilitate timely delivery.

— How To Vote —

Please Choose One of The Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items
The Board of Directors recommends you vote FOR the following proposal(s):
1. Election of Directors
NOTE: With discretionary authority, to transact such other business as may properly come before the meeting or any adjournment or postponement thereof. At this time the persons making this solicitation know of no other matters to be presented at the meeting.

Nominees

01     James D. White

02     Lesley H. Howe

03     Richard L. Federico

04     Brian Swette

The Board of Directors recommends you vote FOR the following proposal(s):

2       Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm.

3       To approve our 2006 employee, director and consultant stock plan, as amended and restated, to change the authorized aggregate number of shares issuable under the plan from 5,000,000 to 8,000,000 and to make such other changes as described herein.

4       To approve the adoption of our 2010 employee stock purchase plan and to authorize an aggregate of 3,000,000 shares issuable under the plan.

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE